UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Aspen Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASPEN TECHNOLOGY, INC.
20 Crosby Drive
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on December 8, 2016

Dear Stockholder:

We invite you to attend our annual meeting of stockholders, which is being held as follows:

Date:     Thursday, December 8, 2016
Time:     9 a.m. Eastern time
Location: K&L Gates LLP
State Street Financial Center
One Lincoln Street
Boston, Massachusetts

At the annual meeting, we will ask you and our other stockholders to:

1.	elect two nominees of the board of directors, Robert M. Whelan, Jr. and Donald P. Casey, to the board to hold office until the 2019 Annual Meeting of Stockholders;

2.	act upon a proposal to approve the Aspen Technology, Inc. 2016 Omnibus Incentive Plan; and

3.	approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the annual meeting (so-called "say on pay").

Each of the foregoing proposals is fully set forth in the Proxy Statement, which you are urged to read thoroughly. Stockholders also will be asked to consider any other business properly presented at the annual meeting.
Only stockholders of record at the close of business on October 20, 2016 are entitled to vote at the annual meeting. The annual meeting may be adjourned from time to time without notice at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be
Held on December 8, 2016 at K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts:

The Proxy Statement, form of proxy card and 2016 Annual Report to Stockholders are available at www.aspentech.com, as well as at www.proxyvote.com.

    Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. We have enclosed for your convenience a return envelope that is postage prepaid if mailed in the United States. Even if you vote by proxy, you may still vote in person if you attend the annual meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors,

Frederic G. Hammond
Secretary

Bedford, Massachusetts
October 26, 2016

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

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    Our fiscal year ends on June 30, and references to a specific fiscal year are the twelve months ended June 30 of such year (for example, "fiscal 2016" refers to the fiscal year ended June 30, 2016). Our registered trademarks include aspenONE and AspenTech. All other trademarks, trade names and service marks appearing in this Proxy Statement are the property of their respective owners.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?
    Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of October 20, 2016. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.
How can I access the proxy materials over the Internet?
    You may view and also download our proxy materials for the annual meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2016 Annual Report to Stockholders, on our website at www.aspentech.com as well as at www.proxyvote.com.
How do I attend the annual meeting?
    The meeting will be held on Thursday, December 8, 2016 at 9 a.m. (Eastern Time) at the offices of K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts. Directions to the meeting location are available at the K&L website at
http://www.klgates.com/boston-united-states-of-america/. K&L's website and the information contained therein are not incorporated into this Proxy Statement. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?
    Only stockholders of record at the close of business on October 20, 2016, or the record date, will be entitled to vote at the annual meeting. On the record date, there were shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
    If on October 20, 2016 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
    If on October 20, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
    There are three matters scheduled for a vote:

•	election of two directors nominated by the board of directors;

•	approval of our 2016 Omnibus Incentive Plan; and

•	approval, on an advisory basis, of the compensation of our named executive officers as identified in this Proxy Statement.
What if another matter is properly brought before the meeting?
    The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
    With respect to the election of directors, you may either vote "For" all the nominees to the board of directors or you may "Withhold" your vote for any nominee you specify. With respect to the approval of our 2016 Omnibus Incentive Plan, you may vote "For" or "Against" or abstain from voting. With respect to the approval, on an advisory basis, of the compensation of our named executive officers, you may vote "For" or "Against" or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	In Person. To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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By Telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on December 7, 2016 to be counted.

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Via the Internet. To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time on December 7, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
    If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
    We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter, you have one vote for each share of common stock you own as of October 20, 2016.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board of directors recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Alliance Advisors, L.L.C. on an advisory basis and they may help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Alliance Advisors, L.L.C. a fee of $8,000 for their services, plus expenses.

What does it mean if I receive more than one Notice of Internet Availability?
    If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
    Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at Aspen Technology, Inc. at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
    Votes will be counted by the inspector of election appointed for the meeting, who will separately count:

•	"For" and "Withhold" votes with respect to Proposal One;

•	"For" and "Against" votes with respect to Proposal Two;

•	"For" and "Against" votes with respect to Proposal Three; and

•	abstentions and broker non-votes.
    Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders other than the election of directors. Thus, an abstention from voting on a matter has the same legal effect as a vote "Against" that matter. Broker non-votes and directions to withhold are counted as present, but are not entitled to vote on proposals for which brokers do not have discretionary authority and have no effect other than to reduce the number of affirmative votes needed to approve a proposal.
What are "broker non-votes"?
    Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.
Which ballot measures are considered "routine" or "non-routine"?
    The election of directors (Proposal One), the approval of our 2016 Omnibus Incentive Plan (Proposal Two) and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal Three), are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner's vote on each proposal, there may be broker non-votes on Proposals One, Two and Three.

How many votes are needed to approve the proposals?

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For Proposal One, which relates to the election of directors, the two nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" will affect the outcome. Any nominee for director in an uncontested election who receives more withheld votes than votes in favor must submit an offer of resignation. Please refer to “Director Nomination Process” for more information on this policy.

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Proposal Two, which relates to the approval of our 2016 Omnibus Incentive Plan, must receive "For" votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

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Proposal Three, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive "For" votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?
    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock as of the record date are present at the annual meeting in person or represented by proxy. On the record date, there were 77,231,153 shares outstanding and entitled to vote. Thus, the holders of 38,615,577 shares must be present in person or represented by proxy at the annual meeting to have a quorum.
    Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the annual meeting to another date.
When are stockholder proposals due for next year's annual meeting?
    To be considered for inclusion in our proxy materials for presentation at the 2017 Annual Meeting of Stockholders, stockholder proposals must be received in writing by June 25, 2017 by our Secretary at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
    If a stockholder wishes to present a proposal before the 2017 Annual Meeting but does not wish to have the proposal considered for inclusion in our Proxy Statement and proxy card in accordance with Rule 14a-8, the stockholder must also give written notice to our Secretary at the address noted above. Our Secretary must receive the notice not less than sixty days nor more than ninety days prior to next year's annual meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.
How can I find out the results of the voting at the annual meeting?
    Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K on or before December 14, 2016. If final voting results are not available to us in time to file a Form 8-K by that date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, amend the Form 8-K to publish the final results.

PROPOSAL ONE. ELECTION OF DIRECTORS
    Our by-laws provide that the board of directors is to be divided into three classes, with the classes serving for staggered three-year terms. In addition, our by-laws specify that the board has the authority to fix the number of directors. The number of directors currently is fixed at seven. There are two nominees for director at this annual meeting: Robert M. Whelan, Jr. and Donald P. Casey. If elected, each would serve as a Class II director for a three-year term beginning at the annual meeting and ending at our 2019 Annual Meeting of Stockholders.
    The three director classes currently are comprised as follows:

•	Gary E. Haroian, Antonio J. Pietri and R. Halsey Wise are Class I directors, and their terms will end at our 2018 Annual Meeting of Stockholders;

•	Robert M. Whelan, Jr. and Donald P. Casey are Class II directors, and their terms will end at our 2016 Annual Meeting of Stockholders; and

•	Joan C. McArdle and Simon J. Orebi Gann are Class III directors, and their terms will end at our 2017 Annual Meeting of Stockholders.
    Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified, or his or her earlier resignation, death or removal.
    If elected at the annual meeting, each of the nominees would serve until the 2019 Annual Meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. If either of the nominees is unable or unwilling to serve, proxies will be voted for such substitute nominee or nominees as the board may determine. We are not aware of any reason that either nominee will be unable or unwilling to serve.
    Our nominating and corporate governance committee is responsible for identifying and recommending director candidates to the board of directors. Our board of directors is responsible for nominating members for election to the board. In order to ensure that the board of directors has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) considers diversity, age, skills, and other factors deemed appropriate given the current needs of the board of directors and our company.
    Neither of the director nominees is related by blood, marriage or adoption to any of our other directors, director nominees or executive officers, and neither is party to an arrangement or understanding with any person pursuant to which the nominee is to be selected or nominated for election as a director.
    Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected.
    Brief biographies of the nominees are contained on page 37 of this Proxy Statement and include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes and skills of each nominee for director that led the nominating and corporate governance committee to believe that such nominee should continue to serve on the board. In addition, following the biographies of the nominees are the biographies of directors not currently up for re-election containing information as to why the committee believes that such director should continue serving on the board.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF ROBERT M WHELAN, JR. AND DONALD P. CASEY.

PROPOSAL TWO. APPROVAL OF 2016 OMNIBUS INCENTIVE PLAN
Background
On October 19, 2016, the board of directors approved, subject to stockholder approval, the Aspen Technology, Inc. 2016 Omnibus Incentive Plan, which we refer to below as the 2016 Plan. If the 2016 Plan is approved by stockholders, it will authorize the issuance of 6,000,000 shares of common stock. The 2016 Plan is in addition to the Aspen Technology, Inc. 2010 Equity Incentive Plan, which will remain in effect in accordance with its terms (together with any awards under that plan).
The board recommends that stockholders approve the 2016 Plan. The purpose of the 2016 Plan is to enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees, consultants and advisors, and to motivate such service providers to serve us and to expend maximum effort to improve our business results and earnings by providing those service providers with an opportunity to acquire or increase a direct proprietary interest in our operations and future success. The 2016 Plan also will enable us to promote greater ownership in our company by the service providers in order to align their interests more closely with the interests of our stockholders.
Stockholder approval of the 2016 Plan will also enable us to grant awards that are designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code, or the Code, and to enable us to design both cash-based and equity-based awards intended to be fully deductible as “performance-based compensation” under Code Section 162(m).
Under Code Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” are defined as our chief executive officer and the three other most highly compensated named executive officers (excluding the chief financial officer). Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Code Section 162(m), the material terms of the performance goals generally include (a) the individuals eligible to receive compensation upon achievement of performance goals, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the 2016 Plan, stockholders also will be approving the material terms of the performance goals under the 2016 Plan. The material terms of the performance goals for the 2016 Plan are disclosed below under “Summary of the 2016 Plan.” Although stockholder approval of the 2016 Plan will provide flexibility to grant awards under the 2016 Plan that qualify as “performance-based” compensation under Code Section 162(m), we retain the ability to grant awards under the 2016 Plan, and outside of the 2016 Plan, that do not qualify as “performance-based” compensation under Code Section 162(m).
2016 Plan Design Highlights
The 2016 Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include the following:

•	Clawback. Awards under the 2016 Plan are subject to clawback under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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No Discounted Stock Options or Stock Appreciation Rights, or SARs. Stock options and SARs under the 2016 Plan generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing without Stockholder Approval. The 2016 Plan specifically prohibits the repricing of options or SARs without stockholder approval.

•	No Transferability. Awards under the 2016 Plan generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the compensation committee.

•	No Evergreen Provision. The 2016 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•	No Automatic Grants. The 2016 Plan does not provide for automatic grants to any participant.

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Double-Trigger Acceleration. There is no accelerated vesting of awards held by employee participants that are assumed or replaced by a resulting entity after a change in control unless the participant’s employment is also involuntarily terminated within one year after the change in control.

•	No Tax Gross-Ups. The 2016 Plan does not provide for any tax gross-ups.

•	Limited Dividends and Dividend Equivalents. The 2016 Plan does not provide for dividends or dividend equivalents on stock options, SARs or unearned performance shares.

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Multiple Award Types. The 2016 Plan permits the issuance of nonqualified stock options, SARs, restricted stock units or RSUs, restricted stock awards, and other types of equity grants, subject to the share limits of the plan, as well as cash awards. This breadth of award types will enable the compensation committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

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Tax-Deductible Awards. The 2016 Plan contains provisions that are required for future awards to certain covered employees (including cash awards) to be eligible for deduction under Code Section 162(m) as “performance-based compensation.”

•	Director Limits. The 2016 Plan contains annual limits on the amount of awards that may be granted to non‑employee directors.

Summary of the 2016 Plan
The principal features of the 2016 Plan are summarized below. The following summary of the 2016 Plan does not purport to be a complete description of all of the provisions of the 2016 Plan. It is qualified in its entirety by reference to the complete text of the 2016 Plan, which is attached to this Proxy Statement as Appendix A.
Eligibility
Awards may be granted under the 2016 Plan to officers, employees, consultants and advisors of the company and its affiliates and to non-employee directors of the company. Incentive stock options may be granted only to employees of the company or its subsidiaries. As of October 20, 2016, approximately 1,300 individuals were eligible to receive awards under the 2016 Plan, including four executive officers and six non-employee directors.
Administration
The 2016 Plan may be administered by the board of directors or its compensation committee. The compensation committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.
Number of Authorized Shares
The number of shares of common stock authorized for issuance under the 2016 Plan is 6,000,000 shares, representing 7.8% of the fully diluted common shares outstanding as of October 20, 2016. Up to 6,000,000 shares may be granted under the 2016 Plan as incentive stock options under Code Section 422. The shares of common stock issuable under the 2016 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.
If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2016 Plan and thereafter are forfeited, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2016 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2016 Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares of common stock, (c) awards granted in assumption of or in substitution for awards previously granted by an acquired company or (d) shares tendered or withheld to pay the exercise price or tax withholding for an award under the 2016 Plan.
Awards to Non-employee Directors
No more than $750,000 may be granted in equity-based awards under the 2016 Plan (taken together with any cash compensation received for director service) during any one year to a non-employee member of the board of directors, based on the grant date fair value for accounting purposes in the case of stock options or SARs and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards.
Adjustments
We will equitably adjust the number and kind of securities for which stock options and other stock-based awards may be made under the 2016 Plan, including any individual award limits under the 2016 Plan, if certain changes in our common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by us, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of our assets. In addition, we will equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of our assets.

Types of Awards
The 2016 Plan permits the granting of any or all of the following types of awards:

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Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The compensation committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The compensation committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the compensation committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the compensation committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

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Stock Appreciation Rights. The compensation committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2016 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the compensation committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

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Restricted Stock, RSUs and Other Stock-Based Awards. The compensation committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the compensation committee’s discretion. The restrictions may be based on continuous service with our company or the attainment of specified performance goals, as determined by the compensation committee. RSUs may be paid in stock, cash, or a combination of stock and cash, as determined by the compensation committee. The compensation committee may also grant other types of equity or equity-based awards subject to the terms of the 2016 Plan and any other terms and conditions determined by the compensation committee.

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Performance Awards. The compensation committee may grant performance awards, which entitle participants to receive a payment from us, the amount of which is based on the attainment of performance goals established by the compensation committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock, cash, or a combination of stock and cash, as determined by the compensation committee. Cash-based performance awards include annual incentive awards.

No Repricing
Without stockholder approval, the compensation committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2016 Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, RSUs, or other equity awards, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.
Clawback
All cash and equity awards granted under the 2016 Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the recovery of erroneously awarded compensation and any implementing rules and regulations under such act.
Performance-Based Compensation under Section 162(m)
Performance Goals and Criteria. Under Code Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is not subject to the $1 million limit.
If the compensation committee intends to qualify an award under the 2016 Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the compensation committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria: (1) cash flow; (2) earnings per share; (3) earnings or income measures, including EBITDA; (4) return measures (including return on assets, capital, invested capital, equity, sales or revenue); (5) total shareholder return; (6) share price performance; (7) revenue; (8) profit margin; (9) customer metrics, including customer satisfaction, customer retention, customer profitability or customer contract terms; (10) productivity; (11) expense targets; (12) market share; (13) cost control measures; (14) balance sheet metrics; (15) strategic initiatives; (16) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction or workforce diversity; (17) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions; (18) debt levels or reduction or debt ratios; (19) operating efficiency; (20) working capital targets; (21) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; (22) billings; (23) regulatory compliance; (24) improvement of financial ratings; (25) annual spend or license annual spend; (26) total contract value or total license contract value; or (27) any combination of the foregoing business criteria. The compensation committee can also select any derivations of these business criteria (for example, income may include pre-tax income, net income or operating income).
Performance goals may, in the discretion of the compensation committee, be established on a company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices or based on year-over-year growth.
The compensation committee may determine at the time that the performance goals are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other unusual non-recurring items, and the cumulative effects of tax or accounting changes.
In addition, compensation realized from the exercise of options and SARs granted under the 2016 Plan is intended to meet the requirements of the performance-based compensation exception under Code Section 162(m). These awards must have an exercise price equal at least to fair market value at the date of grant and be granted to covered individuals by a compensation committee consisting of at least two outside directors, and the 2016 Plan must (and does) limit the number of shares that may be the subject of awards granted to any individual during any calendar year.
Limitations. Subject to certain adjustments for changes in our corporate or capital structure as described above, participants who are granted awards intended to qualify as “performance-based” compensation under Code Section 162(m) may not be granted stock options or SARs for more than 3,500,000 shares in any calendar year or more than 3,500,000 shares for all share-based awards that are performance awards in any calendar year. The maximum dollar value granted to any participant pursuant to that portion of a cash award granted under the 2016 Plan for any calendar year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) may not exceed $3 million for an annual incentive award and $3 million for all other cash-based awards.
Transferability
Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.
Corporate Transactions and Changes in Control
Under the 2016 Plan, in the event of a corporate transaction, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that shareholders receive in the transaction for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions and performance criteria applicable to the awards before the transaction, unless otherwise determined by the compensation committee. In connection with a corporate transaction, outstanding stock options and SARs can be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, less the option or SARs exercise price.
Subject to the terms of the applicable award agreements, upon a change in control vesting of awards under the 2016 Plan will depend on whether the awards are assumed, converted or replaced by the resulting entity.

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For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level and (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

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For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within one year after the change in control by the company other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the vesting will be based on the greater of (a) achievement of all performance goals at the “target” level and (b) the actual level of achievement of performance goals as of the company’s fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

“Change in control” is defined under the 2016 Plan and requires consummation of the applicable transaction.

Term, Termination and Amendment of 2016 Plan
Unless terminated earlier by the board of directors, the 2016 Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by our stockholders. The board may amend, suspend or terminate the 2016 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2016 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.
New Plan Benefits
A new plan benefits table for the 2016 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2016 Plan if the 2016 Plan were then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2016 Plan will be made at the compensation committee’s discretion, subject to the terms of the 2016 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2016 Plan are not determinable at this time. The equity grant program for our non-employee directors is described under “Director Compensation” below.
Equity Compensation Plan Information Table
The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,807,474	$34.81	3,537,843
Equity compensation plans not approved by security holders	0	0	0
Total	1,807,474	$34.81	3,537,843
The only equity compensation plan approved by our stockholders as of June 30, 2016 was our 2010 Equity Incentive Plan. Options issuable under the 2010 Equity Incentive Plan have a maximum term of ten years.
Federal Income Tax Information
The following is a brief summary of the U.S. federal income tax consequences of the 2016 Plan generally applicable to us and to participants in the 2016 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is therefore subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (twelve months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
SARs. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, RSUs and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.
Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.
Code Section 409A. We intend that awards granted under the 2016 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2016 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2016 Plan until all tax withholding obligations are satisfied.
Vote Required
Approval of the 2016 Plan requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal, with abstentions counting as votes against the proposal.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF
THE ASPEN TECHNOLOGY, INC. 2016 OMNIBUS INCENTIVE PLAN.

PROPOSAL THREE. ADVISORY VOTE ON EXECUTIVE COMPENSATION
    In accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This Proposal Three, commonly known as a "say on pay" proposal, gives our stockholders the opportunity to express their views on our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We currently hold this vote annually.
    The compensation of our named executive officers is disclosed in the section entitled "Executive Compensation" below, including the tabular and narrative disclosures set forth in such section under the headings "Executive Compensation Tables" and "Compensation Discussion and Analysis." As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment.
    We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "FOR" the following resolution:
"RESOLVED, that the stockholders approve the compensation of the "named executive officers" of Aspen Technology, Inc., as disclosed in the section entitled "Executive Compensation" in the Proxy Statement for the Aspen Technology, Inc. 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."
    Because the vote is advisory, it will not be binding on us or the board of directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the board and its compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE BOARD RECOMMENDS A VOTE FOR PROPOSAL THREE.

EXECUTIVE OFFICERS
    You should refer to "Information Regarding the Board of Directors and Corporate Governance—Directors—Directors Continuing in Office Until Our 2018 Annual Meeting" later in this proxy statement for information about our President and Chief Executive Officer, Antonio J. Pietri. Biographical information for our other executive officers as of October 20, 2016, follows.
    William T. Griffin began serving as our Executive Vice President, Field Operations, responsible for the company’s Global Sales and Global Services organizations, effective February 8, 2016, and was named an executive officer effective April 20, 2016. Mr. Griffin has over 25 years of sales leadership experience. Prior to joining us, Mr. Griffin served as Vice President of Worldwide Named Accounts and Emerging Products at Autodesk, Inc., a design software and services company, from July 2000 to February 2016. From December 1988 to July 2000, Mr. Griffin was employed at Xerox Corporation, where he held sales, services and marketing positions of increasing responsibility, concluding with General Manager, Worldwide Financial Services. He holds a B.S. in Business Administration from Wilkes University. Mr. Griffin is 51 years old.
Karl E. Johnsen began serving as our Senior Vice President and Chief Financial Officer on October 1, 2015, after serving as our Vice President, Corporate Controller since November 2013. From October 2012 to August 2013, Mr. Johnsen was vice president, chief accounting officer for Avid Technology, Inc., a provider of digital media content-creation products and solutions. From December 2011 to October 2012, Mr. Johnsen was corporate vice president, finance at FusionStorm Global Inc., a provider of diversified information technology services. From February 2007 to December 2011, Mr. Johnsen served as vice president, finance at GlassHouse Technologies, Inc., a provider of data center consulting, technology integration and managed services. He holds a B.S. in Accountancy from Bentley University and an M.B.A. from Babson College. Mr. Johnsen is 48 years old.
    Frederic G. Hammond has served as our Senior Vice President, General Counsel and Secretary since July 2005. From February to June 2005, Mr. Hammond was a partner at a Boston law firm. From 1999 to 2004, Mr. Hammond served as vice president, business affairs and general counsel of Gomez Advisors, Inc., an Internet performance management and benchmarking technology services firm. From 1992 to 1999, Mr. Hammond served as general counsel of Avid Technology, Inc., a provider of digital media creation, management and distribution solutions. Prior to 1992, Mr. Hammond was an attorney with the law firm of Ropes & Gray LLP in Boston, Massachusetts. He holds a B.A. from Yale College and a J.D. from Boston College Law School. Mr. Hammond is 56 years old.

EXECUTIVE COMPENSATION
Executive Compensation Tables
Summary Compensation Table for Fiscal 2016
    The following table contains information regarding compensation earned during the last three fiscal years by our named executive officers, who consist of Antonio J. Pietri, our President and Chief Executive Officer; Karl E. Johnsen, who began serving as our Senior Vice President and Chief Financial Officer on October 1, 2015, after serving as our Vice President, Corporate Controller since November 2013; Mark P. Sullivan, our former Executive Vice President and Chief Financial Officer who resigned effective September 30, 2015; William T. Griffin, who began serving as our Executive Vice President, Field Operations, effective as of February 8, 2016; and Frederic G. Hammond, Senior Vice President, General Counsel and Secretary.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Antonio J. Pietri	2016	600,000	2,999,999	1,071,392	350,000	8,364	5,029,755
President and	2015	600,000	2,624,992	748,305	600,000	9,493	4,582,790
Chief Executive Officer	2014	500,000	1,874,987	651,124	500,000	7,899	3,534,010

Karl E. Johnsen (4)	2016	305,496	851,997	298,086	128,050	10,534	1,594,163
Senior Vice President and	2015	—	—	—	—	—	—
Chief Financial Officer	2014	—	—	—	—	—	—

William T. Griffin (5)	2016	159,231	1,950,030	367,681	166,667	4,898	2,648,507
Executive Vice President	2015	—	—	—	—	—	—
Field Operations	2014	—	—	—	—	—	—

Frederic G. Hammond	2016	360,000	393,739	140,620	130,000	8,814	1,033,173
Senior Vice President,	2015	350,000	375,018	106,903	230,000	11,182	1,073,103
General Counsel and	2014	330,000	326,246	113,294	205,000	9,419	983,959
Secretary

Mark P. Sullivan (6)	2016	97,500	—	—	—	175,441	272,941
Executive Vice President and	2015	390,000	1,049,988	299,325	310,000	9,562	2,058,875
Chief Financial Officer	2014	370,000	997,514	346,404	300,000	9,606	2,023,524

(1) Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock units, or RSUs, and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. For a description of the assumptions relating to our valuations of the RSUs and stock options, see note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016, filed with the SEC on August 11, 2016, which identifies assumptions made in the valuation of option awards.

(2) Amounts shown consist of awards based on performance under our 2016 Executive Plan and equivalent predecessor plans for each respective fiscal year. For additional information regarding these awards in fiscal 2016 see ‘‘Compensation Discussion and Analysis—Variable Cash Compensation.’’

(3) Amounts shown include matching contributions under our 401(k) deferred savings retirement plan and the annual dollar value associated with life and death and disability insurance. The amount shown for Mr. Pietri for fiscal 2014 includes $660 in expatriation foreign tax advice.

(4) Amounts reported for fiscal year 2016 for Karl E. Johnsen, who served as our Vice President, Corporate Controller in fiscal 2016 until being named as our Senior Vice President and Chief Financial Officer effective October 1, 2015.

(5) Amounts reported for William T. Griffin, who began serving as our Executive Vice President, Field Operations effective February 8, 2016.

(6) Mark P. Sullivan served as our Executive Vice President and Chief Financial Officer until his resignation effective September 30, 2015. On April 28, 2015, the board of directors determined that in consideration of continued service as chief financial officer through September 30, 2015, Mr. Sullivan would be entitled to receive a cash payment of $175,000 in lieu of any rights under the 2016 Executive Plan.

Grants of Plan-Based Awards for Fiscal 2016
    The following table shows all plan-based awards granted to our named executive officers during fiscal 2016. The equity awards granted in fiscal 2016 identified in the table below are also reported in the table entitled "Outstanding Equity Awards at Fiscal Year-End." For additional information regarding the non-equity incentive plan awards, please refer to "Compensation Discussion and Analysis—Reasons for Providing and Manner of Structuring the Key Compensation Elements—Variable Cash Compensation."

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Stock Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Antonio J. Pietri	N/A	350,000	700,000	700,000
	8/3/2015				67,598			$2,999,999
	8/3/2015					72,686	$44.38	$1,071,392
Karl E. Johnsen	N/A	121,875	243,750	243,750
	8/3/2015				2,298			$101,985
	8/3/2015					2,471	$44.38	$31,110
	10/1/2015				19,784			$750,011
	10/1/2015					21,273	$37.91	$266,976
William T. Griffin	N/A	83,333	166,667	166,667
	2/8/2016				62,381			$1,950,030
	2/8/2016					36,118	31.26	$367,681
Frederic G. Hammond	N/A	130,000	260,000	260,000
	8/3/2015				8,872			$393,739
	8/3/2015					9,540	$44.38	$140,620

(1) Consists of prorated performance-based cash incentive bonus awards under the 2016 Executive Plan. Actual amounts of awards are set forth in the summary compensation table above to the extent they have been determined and paid as of the date of filing of this Proxy Statement.

(2) Represents restricted stock units granted under the 2010 Stock Incentive Plan.

(3) Represents stock options granted under the 2010 Equity Incentive Plan.

(4) Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to RSUs and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. For a description of the assumptions relating to our valuations of the RSUs and stock options, see note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2016, filed with the SEC on August 11, 2016, which identifies assumptions made in the valuation of option awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information as to unexercised options and stock awards held at the end of fiscal 2016 by the named executive officers.

Outstanding Equity Awards at Fiscal Year End

Last Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date (2)	Number of Shares or Units that have not Vested (#)	Market Value of shares or Units of stock that have not vested ($)(3)
Antonio J. Pietri	6,776 (4)	—	$15.50	7/31/2021	—	—
	32,079 (5)	—	$23.38	7/31/2022	—	—
	36,013	12,005 (6)	$32.54	7/31/2023	14,406 (12)	$579,697
	25,176	25,181 (8)	$43.44	7/31/2024	30,216 (13)	$1,215,892
	18,170	54,516 (9)	$44.38	8/2/2025	50,700 (14)	$2,040,168
Karl E. Johnsen	907	544 (7)	$38.71	11/24/2023	653 (15)	$26,277
	934	936 (8)	$43.44	7/31/2024	1,124 (13)	$45,230
	616	1,855 (9)	$44.38	8/2/2025	1,726 (14)	$69,454
	3,989	17,284 (10)	$37.91	9/30/2025	16,074 (16)	$646,818
William T. Griffin	4,515	31,603 (11)	$31.26	2/7/2026	29,391 (17)	$1,182,694
Frederic G. Hammond	977 (4)	—	$15.50	7/31/2021	—	—
	5,827 (5)	—	$23.38	7/31/2022	—	—
	6,266	2,089 (6)	$32.54	7/31/2023	2,507 (12)	$100,882
	3,594	3,600 (8)	$43.44	7/31/2024	4,320 (13)	$173,837
	2,384	7,156 (9)	$44.38	8/2/2025	6,656 (14)	$267,837

(1) Each option has an exercise price equal to the fair market value of our common stock at the time of grant as reported on The NASDAQ Global Select Market on the date of grant.

(2) The expiration date of each option occurs ten years after the grant of such option.

(3) The closing price of our common stock on the NASDAQ Global Select Market on June 30, 2016 was $40.24.

(4) These options were granted on August 1, 2011. The shares underlying these options vested in 16 equal quarterly installments, commencing on September 30, 2011 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(5) These options were granted on August 1, 2012. The shares underlying these options vested in 16 equal quarterly installments, commencing on September 28, 2012 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(6) These options were granted on August 1, 2013. The shares underlying these options vest in 16 equal quarterly installments, commencing on September 30, 2013 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(7) These options were granted on November 25, 2013. The shares underlying these options vest in 16 equal quarterly installments, commencing on March 31, 2014 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(8) These options were granted on August 1, 2014. The shares underlying these options vest in 16 equal quarterly installments, commencing on September 30, 2014 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(9) These options were granted on August 3, 2015. The shares underlying these options vest in 16 equal quarterly installments, commencing on September 30, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(10) These options were granted on October 1, 2015. The shares underlying these options vest in 16 equal quarterly installments, commencing on December 31, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(11) These options were granted on February 8, 2016. The shares underlying these options vest in 16 equal quarterly installments, commencing on March 31, 2016 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(12) These stock awards were granted on August 1, 2013. The shares underlying these stock awards vest in 16 equal quarterly installments, commencing on September 30, 2013 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(13) These stock awards were granted on August 1, 2014. The shares underlying these stock awards vest in 16 equal quarterly installments, commencing on September 30, 2014 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(14) These stock awards were granted on August 3, 2015. The shares underlying these stock awards vest in 16 equal quarterly installments, commencing on September 30, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(15) These stock awards were granted on November 25, 2013. The shares underlying these stock awards vest in 16 equal quarterly installments, commencing on March 31, 2014 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(16) These stock awards were granted on October 1, 2015. The shares underlying these options vest in 16 equal quarterly installments, commencing on December 31, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(17) These stock awards were granted on February 8, 2016. The shares underlying these stock awards vest in 16 equal quarterly installments, commencing on March 31, 2016 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

Option Exercises and Stock Vested in 2016
    The table below details options that were exercised by our named executive officers during fiscal 2016 and shares of common stock that vested during fiscal 2016 under RSUs held by those named executive officers.

Option Exercises and Stock Vested in Fiscal 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Antonio J. Pietri	30,724	752,738	56,035	$2,108,878

Karl E. Johnsen	—	0	5,278	$199,276

William T. Griffin	—	0	32,990	$1,058,139

Frederic G. Hammond	—	0	9,987	$375,865

Mark P. Sullivan	15,251	154,421	5,481	$203,455

(1) With respect to shares acquired upon vesting of RSUs, each named executive officer elected to have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares. The net shares received upon vesting are as follows: Antonio J. Pietri, 31,693; Karl E. Johnsen, 3,545; William T. Griffin, 21,862; Frederic G. Hammond, 6,753; Mark. P. Sullivan, 2,898.

Compensation Discussion and Analysis
Overview
    We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is helpful to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2016 of our chief executive officer and other executive officers included in the Summary Compensation Table on pages 14 and 15. The chief executive officer and these other executive officers are referred to in this proxy statement as our "named executive officers." Our objectives and the philosophy of our executive compensation program are described starting on page 22, after the Executive Summary immediately below. We also describe actions regarding compensation taken before and after fiscal 2016 when it enhances the understanding of our executive compensation program.
Executive Summary
    The compensation committee believes that our executive compensation program is responsibly aligned with the best interests of our stockholders, and is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies. Our program correlates to long-term stockholder value in that it encourages our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, but does not encourage our employees to assume unnecessary or excessive risks. We use executive compensation to drive continued improvement in corporate operating and financial performance, and to reward our executives for contributing to that performance.
    The highlights of our company performance for fiscal 2016 that were directly linked to executive compensation decisions the compensation committee made in fiscal 2016 include achievement of the targets established by the board of directors for the two key metrics in our 2016 annual cash incentive plan:

•	Growth in License Annual Spend (“GLAS”) of $22.1 million compared to our target of $35 million.

•	Corporate Operating Income (non-GAAP) of $233 million, compared to our target of $213 million (non-GAAP).

The highlights of our executive compensation program for fiscal 2016 include:

•
Our executive compensation is heavily weighted toward at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders. In fiscal 2016, an average of approximately 76.89% of the compensation of our named executive officers (excluding Mr. Pietri, our chief executive officer), and 88.68% of Mr. Pietri’s compensation, was at-risk compensation in the form of variable cash compensation and equity awards. The actual economic value of our named executive officers’ equity awards will depend directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price were less than the exercise price of such stock options.

•	To provide long-term incentives and ensure that our executives maintain a long-term view of stockholder value, equity awards generally vest over four years.

•	We require our executives to maintain specified levels of ownership of our stock to ensure that our executives' interests are effectively linked to those of our stockholders.

•
Our executive retention agreements contain "double triggers" requiring termination of service other than for cause or resignation for good reason in connection with a change in control to trigger benefits. Those agreements do not provide for tax gross-up payments intended to offset the cost of excise taxes that could be imposed if any payments are considered "parachute payments" under the Internal Revenue Code.

•	In line with our pay-for-performance philosophy, we do not offer multi-year guarantees for salary increases or non-performance-based guaranteed bonuses or equity compensation.

•
We do not provide our executives benefits under a supplemental executive retirement plan. or perquisites such as access to personal security, private aircraft, automobiles, financial planning advice, or club memberships.

•
Our policies prohibit hedging by an executive, or engaging in speculative transactions with respect to our stock, including by engaging in short sales; pledging our company's securities in margin accounts; or engaging in transactions in put or call options, prepaid variable forward contracts, equity swaps, collars, exchange funds or other financial instruments designed to hedge or offset any decrease in the market value of our equity securities.

    At our annual meeting of stockholders in 2015, approximately 97.87% of the votes cast supported the say on pay proposal. While this vote was advisory only, the compensation committee considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. The compensation committee believes that this 2015 stockholder vote strongly endorsed our compensation philosophy and the decisions we made for fiscal 2015. The compensation committee decided to maintain a consistent course for fiscal 2016 compensation decisions.
In setting executive compensation for fiscal 2016, the compensation committee decided to use GLAS because comparing annual spend for different dates can provide insight into the growth and retention rates of our business. Since annual spend represents the estimated annualized billings associated with our active term license agreements, it provides insight into the future value of subscription and software revenue. Using this corporate performance objective that directly reflected our financial condition and results of operations was consistent with our pay for performance philosophy that we believe aligns with the best interest of our stockholders. Similarly, non-GAAP corporate operating income served as a useful indicator of the achievement of the execution of our operating plan in fiscal 2016, and combined with GLAS, was important to increasing the value of our common stock, therefore aligning the financial interest of executives with those of our stockholders.     Under our variable cash bonus plan for fiscal 2016, each eligible executive's bonus was based solely on achievement of the corporate performance metrics (GLAS and non-GAAP corporate operating income), consistent with our philosophy to link executive compensation to corporate performance. However, the chief executive officer (in the case of his direct reports) and the compensation committee (in the case of the chief executive officer) may reduce any award by up to 10 percent in his or its discretion. The plan did not contain individual performance metrics.
Objectives and Philosophy of Our Executive Compensation Program
    Our compensation philosophy for our executive officers is based on a desire to ensure sustained financial and operating performance, and to reward and retain talent that we believe is critical to our ongoing success. We believe that the compensation of our executive officers should align their interests with those of our stockholders and focus behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies.
The primary objectives of our executive compensation program are as follows:

•	attract and retain talented and experienced executives in the highly competitive technology and software industries;

•
reward and retain executives whose knowledge, skills and performance are critical to our continued success, and simultaneously align their interests with those of our stockholders by motivating them to increase stockholder value;

•
balance retention compensation with pay-for-performance compensation by ensuring that a significant portion of total compensation is determined by financial operating results and the creation of stockholder value; and

•	motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.
Components of Our Executive Compensation Program
    To achieve these objectives, we use a mix of compensation elements, including:

•	base salary;

•	annual variable cash incentive bonuses;

•	long-term equity incentives in the form of stock options and RSUs;

•	severance and change in control benefits; and

•	benefits offered to all of our employees.
    In determining the amount and form of these compensation elements, we may consider a number of factors, including the following:

•
compensation levels paid by companies in our peer group, with a particular focus on target levels for cash compensation based on cash compensation targets of similarly situated officers employed by the peer companies, as we believe this approach helps us to hire and retain the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•
corporate performance, particularly as reflected in achievement of key corporate strategic, financial and operational goals such as growth and penetration of customer base and financial and operational performance, as we believe this encourages our named executive officers to focus on achieving our business objectives;

•	the need to motivate executives to address particular business challenges unique to a particular year;

•
broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and

•
individual negotiations with named executive officers, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at prior employers—or may be declining significant compensation opportunities at other potential employers—in order to work for us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of seamless transitions.

    While the compensation committee does not have a formal policy for determining the allocation between cash and non-cash compensation, or short-term and long-term compensation, historically the compensation committee has allocated the majority of an executive's total target compensation to variable and equity compensation as he assumes greater responsibility in the organization. The compensation committee determines the percentage mix of compensation it believes is appropriate for each executive taking into account specific responsibilities within the company, the talent and expertise necessary to achieve our corporate objectives and specific expected performance outcomes for the year.

Determining Executive Compensation

Role of the Compensation Committee

The compensation committee of the board of directors oversees our executive compensation program. In this role, the compensation committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to our executives and non-employee directors, including the administration of our equity and employee benefit plans. As part of this responsibility, the compensation committee reviews and approves the compensation structure for our named executive officers (or in the case of the chief executive officer, recommends the compensation structure for approval by a majority of the independent directors). The board is responsible for establishing corporate objectives and targets for purposes of variable cash compensation. For fiscal 2016, the board established corporate targets for GLAS and corporate operating income (non-GAAP).

The compensation committee historically has, at its discretion, presented to the board information regarding executive compensation matters for all executives. Compensation matters for all executives other than the chief executive officer are approved by the compensation committee and presented to the board for informational purposes. The compensation committee presents to the board its recommendations on compensation matters for the chief executive officer, including base salary and target bonus levels, for approval by the independent directors. In fiscal 2016, the board approved the compensation committee's recommendations as presented.

As part of its deliberations, the compensation committee reviews and considers materials such as our operational data and projections of total compensation under various scenarios. Additionally, the compensation committee considers the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data and analyses of historical executive compensation levels. Further, the compensation committee considers current compensation levels, industry and peer company benchmark data, recommendations from the company's human resources, accounting and finance and legal departments, and the recommendations of our chief executive officer with respect to the other executives. The compensation committee also reviews materials and advice provided by legal counsel, K&L Gates LLP, and an independent compensation consultant, Willis Towers Watson, in the committee's deliberations on the amount, form and other aspects of executive compensation. The compensation committee reviewed the independence of K&L Gates LLP and Willis Towers Watson pursuant to the SEC rules, and concluded that no conflict of interest existed that would affect either firm’s independence.

Role of Management

For named executive officers other than our chief executive officer, the compensation committee solicits and considers the performance evaluations and compensation recommendations submitted to the compensation committee by the chief executive officer. In the case of the chief executive officer, the board of directors (other than the chief executive officer) evaluates his performance and determines his compensation. Antonio J. Pietri, our chief executive officer and a member of our board, participated in the meetings of the compensation committee relating to the amount of the fiscal 2016 compensation arrangements for each of the named executive officers, other than for Mr. Pietri.

    Our human resources, accounting and finance, and legal departments work with our chief executive officer to design and develop compensation programs that are applicable to named executive officers and other senior executives and that the chief executive officer recommends to the compensation committee. These departments also work with the chief executive officer to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group data summaries, to prepare other compensation committee briefing materials, and ultimately to implement the decisions of the board and its compensation committee.
Compensation Benchmarking
    In accordance with our executive compensation philosophy described above, the compensation committee reviews relevant market and industry practices on executive compensation to balance our need to compete for talent with our need to maintain a reasonable and responsible cost structure, as well as with the goal of aligning the interests of the named executive officers with those of our stockholders. In making compensation decisions, the compensation committee reviewed publicly available information on practices, programs and compensation levels of members of a peer group selected by the compensation committee, and also used as a reference point the IPAS Global Technology Survey and the Radford Technology Survey. We refer to all these sources collectively below as the other global industry survey sources. The composition of the peer group is reviewed and updated by the compensation committee annually, based in part on the recommendations of its independent compensation consultant, as well as the recommendations of our chief executive officer.
    In general, the compensation committee sets cash compensation elements as follows, with compensation above this level possible for exceptional performance:

•	base salaries at or near the 50th percentile for our peer group;

•	target cash bonus compensation ranging from the 60th to the 75th percentile for our peer group; and

•	equity compensation ranging from the 50th to 75th percentile for our peer group.
    The compensation committee believes targeting each element of cash compensation at these percentiles for our peer group is necessary in order to achieve the primary objectives, described above, of our executive compensation program. The higher percentile for target cash bonuses is intended to highly motivate our executives to achieve the corporate financial objectives that underlie our performance-based bonus plans. Similarly, the higher percentile for equity compensation is intended to align the interests of our executives with those of our stockholders because the economic value of equity compensation depends directly on the performance of our stock price over the period during which the awards vest. The compensation committee considers peer group data, including mean and distribution data for peer company officers, and analyzes such data as part of the process to determine compensation levels for named executive officers.
    A number of other factors, such as economic conditions, individual performance assessment, and individual negotiations, may play an important role (or no role) with respect to the cash or equity compensation offered to any named executive officer in a given year. In setting actual compensation levels for a named executive officer, the compensation committee, in addition to considering peer group data, also considers the named executive officer's duties and responsibilities and ability to influence corporate performance. In addition to peer group analysis, the compensation committee also reviews global industry survey data to confirm the reasonableness of proposed compensation levels. The compensation committee believes this general approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.
Peer Group
    For fiscal 2016, the compensation committee engaged its independent compensation consultant, Willis Towers Watson, to review the peer group proposed by management and provide observations and suggestions for change as appropriate. The fiscal 2016 peer group selected by the compensation committee after consultation with Willis Towers Watson consisted of U.S. publicly-traded enterprise software companies that had revenue within a specified range of our trailing twelve-month revenue, a business model and size similar to ours (or were otherwise in the same geographical location), and that the compensation committee believed competed with us for executive talent. At the time the compensation committee reviewed peer group data for purposes of fiscal 2016, the peer group had annual revenue of between $288 million and $1.97 billion and market capitalization between $378 million and $15.1 billion.

    For fiscal 2016, the 17 companies included in the peer group were:
ACI Worldwide Inc.
ANSYS, Inc.
Cadence Design Systems, Inc.
CommVault Systems, Inc.
Jack Henry & Associates, Inc.
Manhattan Associates, Inc.
Mentor Graphics Corporation
Microstrategy Inc.
Netsuite Inc.
Nuance Communications, Inc.
Progress Software Corporation
PTC Inc.
QAD Inc.
Qlik Technologies Inc.
Red Hat Inc.
Solera Holdings, Inc.
Verisign Inc.
Ultimate Software Group Inc.

Solera Holdings, Inc. was acquired by a private venture in March 2016, so in considering fiscal 2017 compensation, the compensation committee removed Solera Holdings, Inc. from the peer group of companies whose compensation practices, programs and compensation levels we reviewed.

Reasons for Providing and Manner of Structuring the Key Compensation Elements

Base Salary

The compensation committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executives. We provide base salary as a fixed source of compensation for our executives, allowing them a degree of certainty as a significant portion of their total compensation is "at risk" and dependent upon the achievement of financial goals. Base salary is used to recognize the performance, skills, knowledge, experience and responsibilities required of all our employees, including our named executive officers. We target base salary levels at approximately the 50th percentile of our peer group.

Historically, the compensation committee has reviewed the annual salaries for each of our named executive officers on an annual basis, considering whether existing base salary levels continue to be at approximately the 50th percentile for our peer group and other global industry survey data. In addition to considering the peer group and other global industry survey data, the compensation committee may also, but does not always, consider other factors, including the experience, tenure and performance of a named executive officer, the scope of the such officer's responsibility, the salary level negotiated by such officer in any existing employment agreement, broader economic conditions, our financial health, and the extent to which the compensation committee is generally satisfied with such officer's past performance and expected future contributions. For fiscal 2016, the compensation committee initially consulted the peer group and other global industry data, as well as an analysis developed by the committee's independent compensation consultant, and then made an independent determination to increase base salary for each named executive officer.

Variable Cash Compensation

In addition to base salary, executives are eligible to earn additional cash compensation through annual variable cash bonuses. These are intended to motivate executives to work at the highest levels of their individual abilities and to achieve company-wide operating and strategic objectives. The compensation committee recognizes the important role that variable cash compensation plays in attracting and retaining executives and therefore generally seeks to set target levels for variable bonuses (that is, payouts for target performance achievement) so that target cash bonus compensation ranges from the 60th to the 75th percentile for target cash bonus compensation of similarly situated executives at our peer group.

The compensation committee generally starts the process of determining the target bonus levels by which performance will be measured under the bonus programs for executives (other than the chief executive officer, whose target bonus level is set by the board of directors), in the last quarter before the start of the applicable fiscal year. Typically, in the fourth quarter of each fiscal year, the compensation committee considers the target bonus percentages for the next fiscal year for executives (other than the chief executive officer). As part of this analysis, the compensation committee considers the likely bonus payouts for the ongoing fiscal year for executives (other than the chief executive officer) and reviews its preliminary analysis with the chief executive officer, in connection with their consideration of expected financial results for the prior year, budgets for the applicable year and the economic forecast for the applicable year. The compensation committee also considers peer group company data provided or confirmed by an independent compensation consultant. The chief executive officer then makes a recommendation to the compensation committee as to the target bonuses that the other executives should be eligible to earn for the applicable year, and the compensation committee reviews those recommendations. Generally, in the first quarter of a fiscal year, after financial results for the prior year have become available, the compensation committee reviews and finalizes its earlier discussions regarding the structure and elements of compensation for the new fiscal year. Among other things, the board approves the corporate performance goals for the year.

In addition to awards based on the performance metrics established in the applicable incentive bonus plan, the compensation committee may make discretionary awards under the plan to eligible employees in such amounts as the committee determines are appropriate and in our best interests. If an executive’s employment terminates prior to the end of the performance period, eligibility for any payment will be subject to the retention agreement then in effect between us and the executive as described in the discussion of the employee retention agreements below in "—Employment and Change in Control Agreements."

The process of establishing variable cash compensation for fiscal 2016 was completed in the first quarter of fiscal 2016. In addition to considering our corporate performance goals, the compensation committee performed a detailed analysis for each named executive officer against the peer group and other global industry data. On July 22, 2015, we approved the form of the Executive Annual Incentive Bonus Plan for fiscal 2016, or the 2016 Executive Plan, a cash incentive bonus plan for our executives for fiscal 2016. The participants in the 2016 Executive Plan include Antonio J. Pietri, our President and Chief Executive Officer, and certain other members of our senior management, including each of our other executive officers: Karl E. Johnsen, who was named our Senior Vice President and Chief Financial Officer effective October 1, 2015; Mark P. Sullivan, our former Executive Vice President and Chief Financial Officer; William T. Griffin, who began serving as our Executive Vice President, Field Operations effective February 8, 2016; Frederic G. Hammond, our Senior Vice President and General Counsel; and Manolis E. Kotzabasakis, our former Executive Vice President, Products.

2016 Executive Plan

Any amounts earned under the 2016 Executive Plan were payable in cash and directly tied to achievement of corporate financial targets. Amounts payable under the 2016 Executive Plan are based and weighted as follows:

•	50% of the overall bonus was based on achievement of our GLAS target of $35 million; and

•	50% of the overall bonus was based on achievement of our target corporate operating income of $213 million (non-GAAP).

GLAS and corporate operating income (non-GAAP) were selected as the primary corporate performance goals for fiscal 2016. GLAS was determined to be a useful metric for analyzing our business performance because comparing annual spend for different dates can provide insight into the growth and retention rates of our business. Since annual spend represents the estimated annualized billings associated with our active term license agreements, it provides insight into the future value of subscription and software revenue. Corporate operating income (non-GAAP) was selected because combined with GLAS, operating income is important to increasing the value of our common stock, therefore aligning the financial interests of executives with those of our stockholders.

The 2016 Executive Plan goals incorporated targets approved by the board as part of our fiscal 2016 operating plan. In order for any bonus to be payable to any executive under either the GLAS or corporate operating income (non-GAAP) metric, achievement of at least 70% of the applicable target metric was necessary. Each metric was measured independently. Achievement of above-target performance does not increase the bonus amount, i.e., the maximum bonus award is 100% of the target. The board generally sets the target performance level for the corporate financial objectives at a level that would only be achieved if we continued to substantially improve on our past levels of performance, and if our executives performed at very high levels. As a result, the board believed that 2016 Executive Plan GLAS and corporate operating income (non-GAAP) targets would be difficult to reach but would be attainable with significant effort, while not entailing taking unnecessary or excessive risks.

In fiscal 2016, performance was evaluated at mid-year and at year-end, and each named executive officer was eligible to earn a bonus of up to 25% of his annual bonus target at mid-year and 75% at year-end under the 2016 Executive Plan. If less than 25% of the target bonus was earned at mid-year, the unrealized difference (up to the 25% mid-year potential) could be made up at year-end based on annual achievement against annual goals. The mid-year evaluation was based on mid-year performance of corporate performance goals only, and payments could not exceed 25% of the annual bonus targets. We met our mid-year corporate operating income (non-GAAP) metric, but we did not achieve the required minimum of at least 70% of our GLAS metric that was necessary for a bonus to be payable under that metric. Based on our performance during the first half of the year, the named executive officers received 12.5% of their respective annual target bonuses.

The year-end payment was based on total annual performance against the annual performance targets less any payment received at mid-year. Annual company performance goals and achievement of such goals were as follows for fiscal 2016.

Plan Metric	Financial Target ($)	Actual Results ($)
Growth in license annual spend	$35 million	$22.1 million
Corporate operating income	$213 million (non-GAAP)	$233 million (non-GAAP)
As we exceeded our corporate operating income (non-GAAP) target, we paid that element at 100% for financial performance during fiscal 2016. Since we did not achieve at least 70% of our GLAS target, no payment was made for this element.

    Accordingly, bonuses were paid as shown in the following table.

Named Executive Officer	Fiscal 2016 Annual Target Cash Payment ($)	Total Bonus Received for Fiscal 2016 ($)
Antonio J. Pietri	700,000	350,000
Karl E. Johnsen (1)	243,750	128,050
William T. Griffin (2)	166,667	166,667
Frederic G. Hammond	260,000	130,000
Mark P. Sullivan (3)	0	0

(1) Amounts reported for fiscal year 2016 for Karl E. Johnsen as our Senior Vice President and Chief Financial Officer effective October 1, 2015 and as our Vice President, Corporate Controller.

(2) Amounts reported for William T. Griffin, who began serving as our Executive Vice President, Field Operations effective February 8, 2016, represent a guaranteed prorated target bonus amount for fiscal 2016 in accordance with his offer of employment.

(3) On April 28, 2015, the board of directors determined that in consideration of continued service as chief financial officer through September 30, 2015, Mr. Sullivan would be entitled to receive a cash payment of $175,000 in lieu of any rights under the 2016 Executive Plan.

Equity Compensation
    We provide a portion of our executive compensation in the form of stock options and RSUs that vest over time. We believe that this helps to retain our executives and aligns their interests with those of our stockholders by allowing the executives to participate in our longer-term success through stock price appreciation.
    Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants help to align the interests of our executives and our stockholders, provide our executives with a strong link to our long-term performance and also create an ownership culture. Our equity awards typically take the form of stock options and RSUs. Stock options typically require significant growth in stockholder value to generate long-term value to our executives which is in line with our performance-oriented culture. In addition, the vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to an executive to remain in our employ during the vesting period. RSUs have intrinsic value which is important in retaining our executive talent. The compensation committee carefully considers the mix of equity instruments when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives.
    In determining the size and mix of equity grants to our executives, the compensation committee considers comparative equity grants received by executives in our peer group and in the global industry survey data generally between the 50th and 75th percentiles (when available), and also considers the individual executive's performance, contributions and level of responsibility, and the executive's ability to significantly influence our growth and profitability. In addition, the compensation committee takes into account our company-level performance and the recommendations of the chief executive officer other than for himself.
    Our equity awards typically have taken the form of stock options and RSUs. We generally make an initial equity award of stock options and/or RSUs to new executives and an annual equity program grant in the first quarter of each fiscal year as part of our overall compensation program. All grants of options and RSUs to our executives are approved by the compensation committee. Equity awards for our chief executive officer are determined by the compensation committee and then recommended to the board of directors for approval.
    The exercise price of all stock option grants is the fair market value, which is set at the closing price of our common stock on the day next preceding the date of grant. Typically, the equity awards we grant to our executives vest pro rata over the first sixteen quarters of a ten-year option term. Unvested awards are forfeited upon termination of employment, except in the case of death or disability. Exercise rights typically cease 90 days after termination of employment, except in the case of death or disability. Prior to the exercise of an option, or vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such equity awards, including voting rights and the right to receive dividends or dividend equivalents.
     Following the closing of fiscal 2016, the compensation committee approved annual equity grants for our named executive officers other than the chief executive officer, and made a recommendation to the independent members of the board with respect to a grant to the chief executive officer. The compensation committee's grant approvals and recommendation were made after consideration and discussion about each individual's prior year performance, company performance for the year in question, and a review of peer group and global industry survey data. The compensation committee considered each of these parameters for each of our named executive officers and determined both the size of the equity awards and equity mix (the relative balance of options and RSUs).
Fiscal 2016 Equity Awards
    As set forth in the table below, we granted equity awards to Messrs. Pietri, Johnsen and Hammond that vest in sixteen equal quarterly installments on the last business day of the quarter beginning on September 30, 2015. These awards were granted on August 3, 2015. The compensation committee considered the comparative data and individual performance factors described above when determining the value of each grant. The committee exercised its collective business judgment and experience in making these determinations, with the objective of recognizing each executive's level of responsibility and contributions during the past year, and retaining him and proving appropriate incentives for the future. The committee did not use an arithmetic scorecard in determining the appropriate value of each grant or each executive's performance, contribution or value to the Company, and instead developed a consensus based on committee discussions and interactions with the executive officers, including the chief executive officer. In determining the allocation of the awards between stock options and RSUs, the compensation committee considered the different goals intended to be achieved through these different types of awards as discussed above.
In addition to the grant on August 3, 2015, we also granted stock options and restricted stock units to Mr. Johnsen as set forth below upon his promotion to Senior Vice President and Chief Financial Officer on October 1, 2015. This grant vests in sixteen equal quarterly installments on the last business day of the quarter beginning on December 31, 2015.

We granted stock options and RSUs to Mr. Griffin as set forth below when he was named our Executive Vice President, Field Operations effective February 8, 2016. The stock option grant vests in sixteen equal quarterly installments on the last business day of the quarter beginning on March 31, 2016. 28,791 RSUs were vested on the grant date, and the remainder vest in sixteen equal quarterly installments on the last business day of the quarter beginning on March 31, 2016. Mr. Griffin must repay the after-tax value of the 28,791 RSUs that were vested on the grant date if he resigns or his employment is terminated for cause before February 8, 2017 (the first anniversary of his hire date).

Fiscal 2016 Equity Awards
Named Executive Officer	Type of Equity Award	Number of Shares Subject to Award (#)
Antonio J. Pietri	Stock Options	72,686
	Restricted Stock Units	67,598

Karl E. Johnsen	Stock Options (1)	2,471
	Restricted Stock Units (1)	2,298
	Stock Options (2)	21,273
	Restricted Stock Units (2)	19,784

William T. Griffin (3)	Stock Options	36,118
	Restricted Stock Units	62,381

Frederic G. Hammond	Stock Options	9,540
	Restricted Stock Units	8,872

(1) Awards reported for Karl E. Johnsen represent amounts granted for fiscal year 2016 as our Vice President, Corporate Controller.

(2) Awards reported for Karl E. Johnsen represent amounts granted on October 1, 2015 upon his promotion to Senior Vice President and Chief Financial Officer.

(3) Awards reported for William T. Griffin represent amounts granted on February 8, 2016 upon his employment as Executive Vice President of Field Operations.

Fiscal 2017 Compensation Actions
    The compensation committee took the following additional actions related to named executive officer compensation after the year ended June 30, 2016 through the date of this Proxy Statement.
Base Salary
    In July 2016, the compensation committee, and in the case of Mr. Pietri, the board of directors, established base salaries for fiscal 2017 of our named executive officers, excluding Mr. Sullivan, who resigned in fiscal 2016. In determining fiscal 2017 base salaries, the compensation committee considered data from our peer group. The base salaries thus established are set forth in the table below.

Named Executive Officer	Fiscal 2016 Base Salary ($)	Fiscal 2017 Base Salary ($)(1)	Percentage Increase (%)
Antonio J. Pietri	600,000	600,000	—%
Karl E. Johnsen (2)	305,496	325,000	6.4%
William T. Griffin (3)	159,231	400,000	151.2%
Frederic G. Hammond	360,000	360,000	—%
Mark P. Sullivan (4)	97,500	—	N/A

(1) When determining fiscal 2017 base salaries, the compensation committee considered peer group data in accordance with the committee's general philosophy to target base salary levels at approximately the 50th percentile of our peer group. The compensation committee also considered other relevant data such as experience, tenure and performance.

(2) Amounts reported for fiscal year 2016 for Karl E. Johnsen, who served as our Vice President, Corporate Controller in fiscal 2016 until being named as our Senior Vice President and Chief Financial Officer effective October 1, 2015.

(3) Amounts reported for William T. Griffin, who began serving as our Executive Vice President, Field Operations effective February 8, 2016.
(4) Mark P. Sullivan served as our executive vice president and chief financial officer until his resignation effective September 30, 2015.

2017 Executive Plan
    In July 2016, we approved an Executive Annual Incentive Bonus Plan FY17, or the 2017 Executive Plan, for each of our executive officers and certain other members of senior management. Each such plan is identical in form, except for the amount of the executive's target awards.
    The purpose of these plans is to motivate and reward performance for the achievement of certain corporate objectives for fiscal 2017. Payments under each plan are based upon the achievement of certain corporate performance metrics established by the board. The annual targets under the 2017 Executive Plan for each of the named executive officers are as follows.

Named Executive Officer	Fiscal 2017 Annual Target Cash Payment ($)
Antonio J. Pietri	700,000
Karl E. Johnsen	325,000
William T. Griffin	400,000
Frederic G. Hammond	260,000
Fiscal 2017 Performance Goals
    For fiscal 2017, we selected corporate objectives of growth in annual spend ("GAS"), non-GAAP corporate operating income and free cash flow. These three metrics were determined to be important to increasing the value of our common stock, therefore aligning the financial interests of executives with those of our stockholders.
Annual spend is an estimate of the annualized value of our portfolio of term license arrangements as of a specific date, and also includes the annualized value of standalone software maintenance and support agreements purchased in conjunction with term license arrangements. Comparing annual spend for different dates can provide insight into the growth and retention rates of our business, and since annual spend represents the estimated annualized billings associated with our active term license agreements, it provides insight into the future value of subscription and software revenue. Corporate operating income is another useful indicator of the achievement of the execution of our operating plan in fiscal 2017. Free cash flow is a useful financial measure to investors because it permits them to view our performance using tools that management uses to gauge progress in achieving our goals, and is an indication of cash flow that may be available to fund future investments.
The GAS performance metric is weighted at 50%, and the corporate operating income and free cash flow metrics are each weighted at 25% for purposes of determining each eligible executive's bonus. In order for a bonus to be payable for achievement of any metric, we must achieve at least 70% of that metric. We believe this is an appropriate and effective way to link incentive compensation to corporate performance. For fiscal 2017 these plans do not contain individual performance metrics. Instead, each eligible executive's bonus is based solely on achievement of the corporate performance metrics, which is consistent with our philosophy to link executive compensation to corporate performance. In addition, the chief executive officer (in the case of his direct reports) and the compensation committee (in the case of the chief executive officer) may reduce any award otherwise payable hereunder by up to 10 percent in his or its discretion.
    In fiscal 2017, performance against the financial metrics under each plan will be evaluated at mid-year and at year-end. There is the potential for a mid-year payment based on performance against mid-year targets, not to exceed 25% of the annual bonus target. If an executive's employment terminates prior to the end of the performance period, eligibility for any payment will be subject to the retention agreement then in effect between us and the executive. In addition to awards based on the performance metrics established under each plan, the compensation committee may make a discretionary award to the executive in such amount as the compensation committee determines to be appropriate and in our best interests.
Equity Awards
    The compensation committee approved its annual program grant for fiscal 2017 in August 2016. The awards issued to our named executive officers in September 2016 are as follows:

Named Executive Officer	Type of Equity Award	Number of Shares Subject to Award (#)
Antonio J. Pietri	Stock Options	86,156
	Restricted Stock Units	77,541

Karl E. Johnsen	Stock Options	22,914
	Restricted Stock Units	20,623

William T. Griffin	Stock Options	26,580
	Restricted Stock Units	23,922

Frederic G. Hammond	Stock Options	10,999
	Restricted Stock Units	9,899

In considering such awards for fiscal 2017, the compensation committee reviewed peer group data in line with the committee's general approach to target equity compensation between the 50th and 75th percentiles. The compensation committee also considered each individual's performance and level of contribution when determining the value of fiscal 2017 equity awards. The value of each equity award for fiscal 2017 was allocated 75% to RSUs and 25% to stock options.
Benefits and Other Compensation
    We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Our named executive officers are not entitled to benefits that are not otherwise available to all employees.

Stock Ownership Guidelines
    We maintain stock ownership guidelines requiring each of our named executive officers and non-employee directors to own our stock (including long shares as well as the net value of vested, unexercised stock options) with a value related to each individual's annual salary or cash retainer, as applicable. Under these guidelines, our chief executive officer is required to own stock with a value equal to at least three times his annual salary; each of our other named executive officers is required to hold stock with a value of at least one times his annual salary; and each of our non-employee directors is required to own stock ) with a value of at least three times the director's annual cash retainer. New named executive officers and directors have five years from the date that they become named executive officers or directors to reach the applicable ownership threshold. As of the record date, all of our named executive officers and directors satisfied the applicable ownership thresholds, subject to the five-year window associated with Mr. Johnsen’s appointment as our Senior Vice President and Chief Financial Officer effective October 1, 2015, and Mr. Griffin's appointment as our Executive Vice President, Field Operations, effective February 8, 2016.
Severance and Change in Control Benefits
    Pursuant to the executive retention agreements we have entered into with each of our named executive officers and to the provisions of our option agreements, those executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. We have provided more detailed information about these benefits, along with estimates of value under various circumstances, in the table below under "—Employment and Change in Control Agreements."
    We believe these agreements assist in maintaining a competitive position in terms of attracting and retaining key executives. The agreements also support decision-making that is in the best interests of our stockholders, and enable our executives to focus on company priorities. We believe that our severance and change in control benefits are generally in line with prevalent peer practice with respect to severance packages offered to executives.
    Change in control benefits under our executive retention agreements are structured as "double trigger" benefits. In other words, the change in control, standing alone, does not trigger benefits; rather, benefits are paid only if the employment of the executive is also terminated during a specified period after the change in control and under the circumstances described below in "—Employment and Change in Control Agreements."
Tax and Accounting Considerations
    The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate. Section 162(m) of the Internal Revenue Code of 1986, or IRC, generally disallows a tax deduction to a publicly-traded company for certain compensation in excess of $1,000,000 paid in any taxable year to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met.
    The compensation committee periodically reviews the potential consequences of Section 162(m), and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax-deductible to us. The compensation committee in its judgment may, however, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
Risk Analysis of Compensation Policies and Programs
    The compensation committee has reviewed the compensation policies as generally applicable to our employees, and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The design of the compensation policies and programs encourages employees to remain focused on both our short-and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking. In addition, we believe our stock ownership guidelines for our directors and named executive officers may mitigate against excessive and unnecessary risk-taking by requiring directors and named executive officers to hold a significant position in our stock during their period of service to the company.

Conclusion
    Through the compensation arrangements described above, a significant portion of each executive's compensation is contingent on our company-wide performance. Therefore, the realization of benefits by the executive is closely linked to our achievements and increases in stockholder value. We remain committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation in any particular time period. The compensation committee gives careful consideration to our executive compensation program, including each element of compensation for each executive. The compensation committee believes the executive compensation program is reasonable relative to the peer group. The compensation committee also believes that the compensation program gives each executive appropriate incentives, based on the executive's responsibilities, achievements and ability to contribute to our performance. Finally, the compensation committee believes that our compensation structure and practices encourage management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

Employment and Change in Control Agreements
Agreements with Current Executive Officers
    We have executive retention agreements with the following executive officers: Antonio J. Pietri, our President and Chief Executive Officer; Karl E. Johnsen, our Senior Vice President and Chief Financial Officer; William T. Griffin, our Executive Vice President, Field Operations; and Frederic G. Hammond, our Senior Vice President, General Counsel and Secretary; each of whom we refer to as a specified executive.
    Pursuant to the terms of each executive retention agreement, if no change in control has occurred, and the specified executive's employment is terminated without cause, the specified executive will be entitled to the following:

•	payment of an amount equal to the specified executive's base salary then in effect (or, for Mr. Pietri, 1.5 times his base salary), payable over twelve months (or, for Mr. Pietri, over 18 months);

•
payment of an amount equal to the specified executive's total target bonus for the fiscal year, pro-rated for the portion of the fiscal year elapsed prior to termination, payable to the executive on the company’s normal payroll cycle over twelve months (or, for Mr. Pietri, in one lump sum);

•
payment of an amount equal to the cost to the specified executive of providing life, disability and accident insurance benefits, payable in one lump sum, for a period of one year (or, for Mr. Pietri, a period of 18 months); and

•	continuation of medical, dental and vision insurance coverage to which the specified executive was entitled prior to termination for a period of one year (or, for Mr. Pietri, a period of 18 months).

    If within twelve months following a change in control, the executive's employment is terminated without cause, or the specified executive terminates his employment for good reason (which includes constructive termination, relocation, a reduction in salary or benefits, or our breach of any employment agreement with the specified executive or a failure to pay benefits when due), then the specified executive shall be entitled to the following:

•
payment of an amount equal to the sum of the specified executive's annual base salary then in effect (or, for Mr. Pietri, 1.5 times his annual base salary then in effect) and the higher of the specified executive's target bonus for the then-prior or then-current fiscal year, payable in a single installment;

•
payment of an amount equal to the cost to the specified executive of providing life, disability and accident insurance benefits, payable in a single installment, for a period of one year (or, for Mr. Pietri, a period of 18 months);

•
continuation of medical, dental and vision insurance coverage to which the specified executive was entitled prior to termination for a period of one year (or, for Mr. Pietri, a period of 18 months); and

•
full vesting of (a) all of the specified executive's options to purchase shares of our stock, which options may be exercised by the specified executive for a period of twelve months following the date of termination (subject to the original expiration date of such options) and (b) all restricted stock and RSUs then held by the specified executive.

    Each executive retention agreement provides that the total payments received by the specified executive relating to termination of his/her employment will be reduced to an amount equal to the highest amount that could be paid to the specified executive without subjecting such payment to excise tax as a parachute payment under IRC Section 4999, provided that no reduction shall be made if the amount by which these payments are reduced exceeds 110% of the value of any additional taxes that the specified executive would incur if the total payments were not reduced.
    Each executive retention agreement terminates on the earliest to occur of (a) July 31, 2017, (b) the first anniversary of a change in control, and (c) our payment of all amounts due to the specified executive following a change in control. Each agreement is subject to automatic renewal on August 1 of each year, unless we give notice of termination at least six months prior to the renewal date.
    Potential Payments Upon Termination or Change in Control

The following table sets forth estimated compensation that would have been payable to each of our named executive officers as severance or upon a change in control of our company under two alternative scenarios, assuming the termination triggering severance payments or a change in control took place on June 30, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock Units ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Total ($)

Antonio J. Pietri
● Termination without cause or with good reason prior to change in control	$1,600,621			$26,858	$45,000	$1,672,479
● Change in control only
● Change in control with termination without cause or with good reason	$1,600,621	$92,439	$3,835,757	$26,858	$45,000	$5,600,675
Karl E. Johnsen
● Termination without cause or with good reason prior to change in control	$650,390			$15,018	$45,000	$710,408
● Change in control only
● Change in control with termination without cause or with good reason	$650,390	$41,105	$787,778	$15,018	$45,000	$1,539,291
William T. Griffin
● Termination without cause or with good reason prior to change in control	$800,173			$6,339	$45,000	$851,512
● Change in control only
● Change in control with termination without cause or with good reason	$800,173	$283,795	$1,182,694	$6,339	$45,000	$2,318,001
Frederic G. Hammond
● Termination without cause or with good reason prior to change in control	$620,414			$17,830	$45,000	$683,244
● Change in control only
● Change in control with termination without cause or with good reason	$620,414	$16,085	$542,556	$17,830	$45,000	$1,241,885

(1) Amounts shown reflect payments based on salary and bonus as well as payment of estimated cost of life, disability and accident insurance benefits during the agreement period.
(2) Amounts shown represent the value of stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and $40.24, which was the closing price of the common stock on The NASDAQ Global Market on the last trading day of fiscal 2016, June 30, 2016.

(3) Amounts shown represent the value of RSUs upon the applicable triggering event described in the first column, based on the closing price of the common stock on The NASDAQ Global Market on the last trading day of fiscal 2016, June 30, 2016.

(4) Amounts shown represent the estimated cost of providing employment-related benefits during the agreement period.
(5) Amounts shown represent the maximum value of outplacement benefits.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
This section provides further information regarding the board of directors and the independence of our directors and describes key corporate governance guidelines and practices that we have adopted. The board has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. You can access our current committee charters and code of business conduct and ethics in the "Investor Relations" section of our website located at www.aspentech.com; or by calling us at 781-221-6400; or by writing to our Investor Relations Department at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730. Neither our website nor its contents are incorporated into this Proxy Statement.

Directors
Biographical information as of October 20, 2016, for our director nominees and continuing directors follows.
Nominees for Election for a Three-Year Term Expiring at Our 2019 Annual Meeting:
Robert M. Whelan, Jr. was elected Chairman of our board of directors on January 29, 2013. He has served as one of our directors since May 2011. Mr. Whelan has been the President of Whelan & Company, LLC, which provides business and financial consulting and strategic services to a broad range of companies, since 2001. From 2001 to 2005, Mr. Whelan also served as Managing Director of Valuation Perspectives, Inc., a consulting firm. Prior to 2001, Mr. Whelan held a number of senior-level positions at various investment banking and brokerage firms. Among other positions, Mr. Whelan was Vice Chairman of Prudential Volpe Technology Group, the technology investment banking and research division of Prudential Securities, and prior to that, he was Chief Operating Officer, Managing Director, Head of Investment Banking, and a board member of Volpe Brown Whelan & Company, a private technology and healthcare investment banking, brokerage and asset management firm acquired by Prudential Securities in 1999. Mr. Whelan served as a director of ARIAD Pharmaceuticals, Inc., a NASDAQ-listed developer of small-molecule drugs to treat patients with aggressive cancers, from April, 2010 through September, 2014. Mr. Whelan holds a B.A. in History from Dartmouth College and an M.B.A. from Stanford University Graduate School of Business. Mr. Whelan is 64 years old. We believe that Mr. Whelan's qualifications to serve on the board of directors include his executive management and technology investment banking experience.
Donald P. Casey has served as one of our directors since 2004. From 2004 through 2009, Mr. Casey served as Chairman of the Board of Mazu Networks, a networking software startup. In 2004, Mr. Casey was also the chief executive officer of Mazu Networks. Since 2001, Mr. Casey has been an information strategy and operations consultant to technology and financial services companies. From 2000 to 2001, Mr. Casey served as president and chief operating officer of Exodus Communications, Inc., an Internet infrastructure services provider. From 1991 to 1999, Mr. Casey served as president and chief technology officer of Wang Global, Inc. Mr. Casey previously held executive management positions at Lotus Development Corporation, Apple Computer, Inc. and International Business Machines Corporation. Mr. Casey holds a B.S. in Mathematics from St. Francis College. He is 70 years old. We believe Mr. Casey's qualifications to serve on the board of directors include his many years of experience in the business software industry. His experience includes executive management and development roles. We believe Mr. Casey's extensive industry knowledge and industry perspective are beneficial for the board.
    Directors Continuing in Office Until Our 2017 Annual Meeting:
Joan C. McArdle has served as one of our directors since 1994. Ms. McArdle served as a senior vice president of Massachusetts Capital Resource Company, an investment company, from 2001 through June, 2016, and served as a vice president of Massachusetts Capital Resource Company from 1985 to 2001. Ms. McArdle currently serves as a director of DataWatch Corporation, a provider of data visualization software. She holds an A.B. in English from Smith College. Ms. McArdle is 65 years old. We believe Ms. McArdle's qualifications to serve on the board of directors include her experience in building and financing companies from earliest stages of growth to mature technology companies. In addition, Ms. McArdle's knowledge of the technology industry and venture experience enable her to provide the board with valuable strategic advice.
Simon J. Orebi Gann has served as one of our directors since February 2011. Dr. Orebi Gann worked for BP from 2000 until 2008, for most of that time serving as the Chief Information Officer and a member of the Executive Committee of BP Integrated Supply and Trading. From 1996 to 2000, Dr. Orebi Gann served as Managing Director of Technology for the London International Financial Futures and Options Exchange. From 1979 to 1996, he served as one of the Chief Information Officers of Marks and Spencer plc, an international retailer. Dr. Orebi Gann served as a director of MapInfo Corporation, a provider of location intelligence solutions, from 2004 until its sale to Pitney Bowes Inc. in April 2007. He currently serves on the board of directors of Next Generation Data Ltd, a European provider of large scale Data Center space; and the Low Carbon Contracts Company Ltd and the Electricity Settlements Company Ltd, sister companies that are wholly owned by the United Kingdom Secretary of State for Energy and Climate Change, and that were created to deliver key elements of the government’s electricity market reform program. He holds a BA, MA (Oxon) and D. Phil from Oxford University where he studied Physics. Dr. Orebi Gann is 66 years old. We believe Dr. Orebi Gann's qualifications to serve on the board of directors include his experience in our largest industry segment and his proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Directors Continuing in Office Until Our 2018 Annual Meeting:
     Gary E. Haroian has served as one of our directors since 2003. From 2000 to 2002, Mr. Haroian served in various positions, including as chief financial officer, chief operating officer and chief executive officer, at Bowstreet, Inc., a provider of software application tools. From 1997 to 2000, Mr. Haroian served as senior vice president of finance and administration and chief financial officer of Concord Communications, Inc., a network management software company. From 1983 to 1996, Mr. Haroian served in various positions, including chief financial officer, president, chief operating officer and chief executive officer, at Stratus Computer, Inc., a provider of continuous availability solutions. Mr. Haroian served as a director of B456 Systems, Inc. (formerly known as A123 Systems), a battery systems company, from 2006 to 2012; and Network Engines, Inc., a provider of server appliance solutions, from 2003 to 2011. Mr. Haroian currently serves as the Chairman of the Board of BrightCove Inc., a provider of cloud-based services for video; and as a director of EnerNOC, Inc., a provider of energy intelligence software and related solutions. Prior to 1983, Mr. Haroian was a Certified Public Accountant. He holds a B.A. in Economics and a B.B.A. in Accounting from the University of Massachusetts Amherst. Mr. Haroian is 65 years old. We believe that Mr. Haroian's qualifications to serve on the board of directors include his extensive advisory experience to various emerging technology companies, his service on the boards of directors of other public companies and his financial and accounting expertise.
Antonio J. Pietri was named our President and Chief Executive Officer effective October 1, 2013 and has served as one of our directors since July 2013. Before accepting his appointment as President and Chief Executive Officer, he had served as our Executive Vice President, Field Operations since July 2007. Mr. Pietri served as our Senior Vice President and Managing Director for our Asia-Pacific region from 2002 to June 2007 and held various other positions with our company from 1996 until 2002. From 1992 to 1996, he was at Setpoint Systems, Inc., which we acquired, and before that he worked at ABB Simcon and AECTRA Refining and Marketing, Inc. He holds an M.B.A. from the University of Houston and a B.S. in Chemical Engineering from the University of Tulsa. Mr. Pietri is 51 years old. In his years of service to the company in various roles, including international assignments, Mr. Pietri has developed valuable working relationships with our customers and employees, and therefore provides a unique perspective on our growth strategy as well as our day-to-day operations.
R. Halsey Wise was elected to our board on July 21, 2016. Mr. Wise is currently chairman and chief executive of Lime Barrel Advisors, LLC, a private investment firm he founded in 2010. He served as chairman and chief executive officer of MedAssets, Inc., a NASDAQ-listed healthcare technology performance improvement company, from February, 2015 until the company was acquired by Pamplona Capital Management in January, 2016. Mr. Wise was also chairman, president and chief executive officer of Intergraph Corporation, a NASDAQ-listed global provider of engineering and geospatial software, from 2003 through 2010. Prior to his service at Intergraph, Mr. Wise was president and chief executive officer, North America of Solution 6 Holdings, Ltd., and president and chief operating officer of Computer Management Sciences, Inc., which was acquired by Computer Associates International, Inc. (now named CA, Inc.). At Computer Associates, he served as the General Manager, North America, for Global Professional Services. Prior to that, Mr. Wise was engaged in investment banking at The Robinson-Humphrey Company (a division of Smith Barney), specializing in software and services. Mr. Wise has served on boards of publicly-held companies, including MedAssets, Inc., Acxiom Corporation and Intergraph Corporation. Mr. Wise holds a Master's degree from Northwestern University and a B.A. from the University of Virgina. Mr. Wise is 51 years old. We believe that Mr. Wise's qualifications to serve on the board of directors include his service on the boards of directors of other public companies and his extensive executive management experience.

Board Determination of Independence
    The board of directors uses the definition of independence established by The NASDAQ Stock Market. Under applicable NASDAQ rules, a director qualifies as an "independent director" if, in the opinion of the board, he or she does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that Donald P. Casey, Gary E. Haroian, Joan C. McArdle, Simon J. Orebi Gann, Robert M. Whelan, Jr. and R. Halsey Wise do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company, and that each of these directors therefore is an "independent director" as defined in NASDAQ Listing Rule 5605(a)(2).

Director Nomination Process
    The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and other members of the board.
    In considering whether to recommend a particular candidate for inclusion in the board's slate of recommended director nominees, the nominating and corporate governance committee considers factors it deems appropriate, which may include judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other members of the board of directors, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular component is a prerequisite for a prospective nominee.
The nominating and corporate governance committee also bases its recommendations on criteria set by the board of directors. These criteria include possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of our company, demonstrated excellence in the candidate’s field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. In order to ensure that the board of directors has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) considers diversity, age, skills, and other factors deemed appropriate given the current needs of the board of directors and our company.
    The board and the nominating and corporate governance committee believe that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The board believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities effectively. Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the board and the company, to ensure the board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. In the case of incumbent directors whose terms of office are set to expire, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) reviews these directors' overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence.
    We have adopted a policy as part of our corporate governance guidelines that any nominee for director in an uncontested election who receives more withheld votes than votes in favor, must submit an offer of resignation. The nominating and corporate governance committee will consider all the relevant facts and circumstances and make a recommendation to the board on whether to accept the offer of resignation. The board will act on the recommendation of the nominating and corporate governance committee, and we will disclose that decision in a press release or filing with the SEC if required.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting the individuals' names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least a year as of the date such recommendation is made. Any such names should be submitted to our nominating and corporate governance committee in care of our Secretary at Aspen Technology, Inc. at 20 Crosby Drive, Bedford, Massachusetts 01730. Assuming that appropriate biographical and background material has been provided on a timely basis, the policy of the nominating and corporate governance committee is to evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as the committee follows for candidates submitted by others. If the board determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included in the Proxy Statement and proxy card for our next annual meeting.

Board Leadership Structure
    The board of directors currently has an independent chair, Robert M. Whelan, Jr. We believe that having an independent board chair can create an environment that is conducive to objective evaluation and oversight of management's performance, and can increase management accountability and improve the ability of the board to monitor whether management's actions are in the best interests of our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Communicating with Independent Directors
    The board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our chairman of the board, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of those communications to the other directors as he considers appropriate.
    Communications are forwarded to all directors if the communications relate to important substantive matters and include suggestions or comments that the chairman of the board or the chair of our nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
    Stockholders who wish to send communications on any topic to the board should address such communications to the board in care of our Secretary at Aspen Technology, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
    We have adopted a written set of corporate governance guidelines, which provides additional details concerning our commitments and principles guiding our overall governance practices.
     We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.
    We have posted a copy of the code of business conduct and ethics in the "Investor Relations" section of our website located at www.aspentech.com. We intend to satisfy disclosure requirements regarding amendments to, or waivers from, our code by posting such information on our website.

Role of Board in Risk Oversight
    One of the key functions of the board of directors is informed oversight of our risk management process. In particular, the board is responsible for assessing major risks facing our company and considering ways to address those risks.
The board administers this oversight function directly, as well as through the board's standing committees that address risks inherent in their respective areas of oversight, in compliance with the board's corporate governance policies. Both the board as a whole and the various standing committees receive periodic reports from the management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the board as quickly as possible.
Our audit committee has the responsibility to assist the board of directors in its oversight of our policies for risk assessment and management. The audit committee also oversees our independent auditors and reviews our audited financial statements and other financial disclosures, in addition to overseeing the performance of our audit function. Typically, the audit committee receives and discusses with management a quarterly report regarding risk management and the areas of risk the company has addressed in such quarter.
In reviewing director compensation and making recommendations to the board of directors, our compensation committee considers the impact on the directors’ independence and objectivity. In addition, our nominating and corporate governance committee oversees evaluations of the board of directors and its committees to determine whether they are functioning effectively.

Compensation Committee Interlocks and Insider Participation
    In fiscal 2016, the compensation committee consisted of three directors, Donald P. Casey, Simon J. Orebi Gann, and Robert M. Whelan, Jr. Since July 1, 2015, none of our executive officers has served as a member of either the board of directors or compensation committee of any entity, one or more of whose executive officers served as a member of either our board of directors or compensation committee.

Director Attendance at Board and Stockholder Meetings
    The board of directors met twenty-three times during fiscal 2016, either in person or by teleconference. During fiscal 2016, each director attended at least 75% of the meetings of the board and the committees upon which he or she serves.
    We do not have a policy regarding director attendance at our annual meetings of stockholders. Directors Robert M. Whelan, Jr. and Antonio J. Pietri each attended our annual meeting of stockholders held on December 10, 2015.

Board Committees
    The board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. All of the members of each of these standing committees are independent as defined under the rules of The NASDAQ Stock Market, or NASDAQ, and, in the case of the audit committee, the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act.
Audit Committee
    The members of the audit committee are Donald P. Casey, Gary E. Haroian, Joan C. McArdle and R. Halsey Wise. Mr. Wise was appointed to the audit committee on July 21, 2016, and Robert M. Whelan, Jr. resigned from the audit committee on that date. Mr. Haroian chairs the audit committee. The audit committee held six meetings in fiscal 2016. The board of directors has determined that all the members of the audit committee are independent directors as defined under NASDAQ rules, including the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act. The board has determined that Mr. Haroian is an "audit committee financial expert" as defined in applicable SEC rules. The purpose of the audit committee is to assist the board’s oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications and independence of our independent auditors; the performance of our internal audit function and independent auditors; our policies for risk assessment and management; and our investment management and other treasury policies. The specific responsibilities of the audit committee include:

•	appointing, approving the compensation of, and overseeing the independence of our independent auditor;

•	oversight of our independent auditor, including the receipt and consideration of reports from such auditor;

•	reviewing and discussing our audited financial statements and related disclosures with management and our independent auditor;

•	directing the independent auditor to use its best efforts to perform all reviews of interim financial information prior to our disclosure of such information;

•
coordination of the board's oversight of our internal accounting controls for financial reporting and our disclosure controls and procedures, as well as the administration of our code of business conduct and ethics;

•	overseeing our internal audit function;

•	establishing policies for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters;

•	meeting independently with members of our internal auditing staff and our independent auditor;

•
receiving and reviewing the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communication with the audit committee concerning independence, and discussing with the independent auditor any disclosed relationships between us and the auditor;

•	reviewing all related party transactions on an ongoing basis; and

•	preparing the audit committee report for our annual proxy statement required by SEC rules.

Compensation Committee

    The members of the compensation committee are Donald P. Casey, Simon J. Orebi Gann, and Robert M. Whelan, Jr. Mr. Casey chairs the compensation committee. The compensation committee held six meetings in fiscal 2016. The board of directors has determined that all the members of the compensation committee are independent directors as defined under NASDAQ rules. The purpose of the compensation committee is to discharge the responsibilities of the board relating to compensation of executive officers. Specific responsibilities of the compensation committee include:

•	periodically reviewing the company’s overall compensation principles and structure;

•
reviewing and approving, or (in the case of the chief executive officer) recommending for approval by a majority of the independent directors of the board of directors, executive officer compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits; and other forms of executive officer compensation;

•	overseeing an evaluation of executive officers;

•	exercising all rights, authority and functions of the board of directors under all of our stock option, stock incentive, employee stock purchase and other equity-based plans;

•	periodically reviewing and making recommendations to the board of directors with respect to incentive-compensation plans and equity-based plans;

•	periodically reporting to the board of directors on succession planning for our senior executives;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules.

Nominating and Corporate Governance Committee
    The members of our nominating and corporate governance committee are Donald P. Casey, Gary E. Haroian, Joan C. McArdle, Simon J. Orebi Gann, Robert M. Whelan, Jr. and R. Halsey Wise, who was appointed to the committee on July 21, 2016. Mr. Whelan chairs the nominating and corporate governance committee. The nominating and corporate governance committee held one meeting in fiscal 2016. Our nominating and corporate governance committee's responsibilities include:

•	identifying individuals qualified to become directors;

•	recommending to the board the persons to be nominated for election as directors;

•	developing and recommending to the board corporate governance principles; and

•	overseeing the evaluation of the board and each of the board committees.

Audit Committee Report
    The audit committee has reviewed and discussed the audited consolidated financial statements of AspenTech and its subsidiaries for fiscal 2016, and has discussed these financial statements with AspenTech's management and independent registered public accounting firm for fiscal 2016, KPMG LLP.
    The audit committee has also received from, and discussed with, AspenTech's independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
    KPMG LLP also provided the audit committee with the written communications required under regulations of the Public Company Accounting Oversight Board, including communications regarding the independence of the registered public accounting firm. The audit committee has discussed with KPMG LLP its independence from AspenTech. The audit committee also considered whether the provision of other, non-audit related services referred to under the heading "Independent Registered Public Accounting Firm Fees and Other Matters" is compatible with maintaining the independence of the registered public accounting firm.
    Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and KPMG LLP, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AspenTech's Annual Report on Form 10-K for the fiscal year ended June 30, 2016.
                         AUDIT COMMITTEE
Donald P. Casey
Gary E. Haroian
Joan C. McArdle
R. Halsey Wise

    The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing by Aspen Technology, Inc. under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

Compensation Committee Report
    The compensation committee of the board of directors has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board, and the board has agreed, that the section entitled "Compensation Discussion and Analysis" as it appears above be included in this proxy statement.
COMPENSATION COMMITTEE
Donald P. Casey
Simon J. Orebi Gann
Robert M. Whelan, Jr.

    The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing by Aspen Technology, Inc. under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION
Compensatory Arrangements with Directors
The following table provides information regarding the compensation paid to our non-employee directors in fiscal 2016.

Compensatory Arrangements with Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Donald P. Casey	157,787	88,716	55,293	301,796
Gary E. Haroian	142,787	88,716	55,293	286,796
Joan C. McArdle	127,787	88,716	55,293	271,796
Simon J. Orebi Gann	122,787	88,716	55,293	266,796
Robert M. Whelan, Jr.	225,287	88,716	55,293	369,296

(1) Amounts shown represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year, in accordance with ASC Topic 718, with respect to restricted stock units and stock options granted to the named directors. The aggregate number of option awards outstanding held by each of our non-employee directors as of June 30, 2016 was as follows: Mr. Casey, 19,480; Mr. Haroian, 22,780; Ms. McArdle, 22,780; Dr. Orebi Gann, 43,480; and Mr. Whelan, 33,480.

    The cash and equity compensation for the non-employee members of the board for fiscal 2016 is set forth in the table below.

Cash Retainer	$50,000
Annual Equity Award (Value)	$182,000

Committee Members
Audit Member Retainer	$20,000
Compensation Member Retainer	$15,000
Nominating and Corporate
Governance Member Retainer	$10,000

Leadership Roles
Board Chair	$75,000
Audit Chair	$15,000
Compensation Chair	$15,000
Nominating and Corporate
Governance Chair	$7,500

The compensation established for fiscal 2016 reflects our practice since 2011 of emphasizing equity compensation and not paying meeting fees, which is consistent with the practices of our peer group, and was recommended by our independent compensation consultant, Willis Towers Watson.
The compensation committee (in consultation with its independent compensation consultant, Willis Towers Watson, and the chief executive officer) recommended allocating the aggregate value of the fiscal 2016 equity grant shown in the table above in the form of RSUs for 75% of the aggregate value and a stock option for 25% of the aggregate value. The value of the stock option portion was measured using the Black-Scholes methodology. The value allocated to the RSU grant was further allocated among RSU shares and a cash payment.
On August 3, 2015, the board of directors granted each non-employee director: (i) a fully-vested stock option for 3,307 shares, at an exercise price of $44.38 per share; (ii) 1,999 fully-vested RSUs; and (iii) a cash payment of $47,787. The portion of the aggregate grant that was made in cash instead of stock was intended to offset the tax liability triggered by the vesting of the RSUs. This practice is consistent with the net settlement treatment for withholding taxes due upon the vesting of RSUs granted to employees, and was made in the form of a cash payment to each individual because there is no company tax withholding for non-employee directors.
The cash and annual equity award value recommended by the compensation committee for fiscal 2016 was $182,000, which is the same value the committee had recommended for fiscal 2015. For fiscal 2017, the compensation committee (in consultation with its independent compensation consultant, Willis Towers Watson, and the chief executive officer) recommended that compensation for non-employee directors be increased to equity equal in value to $200,000: 75% in the form of RSUs and a cash payment to offset the tax liability triggered by the vesting of the RSUs; and the balance in stock options. On September 1, 2016, the board of directors authorized for each non-employee director: (i) a fully-vested stock option grant for 3,666 shares, at an exercise price of $45.46 per share; (ii) a grant of 2,145 fully-vested RSUs; and (iii) a cash payment of $52,491. The portion of the aggregate grant that was made in cash instead of stock was intended to offset the tax liability triggered by the vesting of the RSUs. This practice is consistent with the net settlement treatment for withholding taxes due upon the vesting of RSUs granted to employees, and was made in the form of a cash payment to each individual because there is no company tax withholding for non-employee directors.

LIMITATION OF LIABILITY AND INDEMNIFICATION
    Our charter limits the personal liability of our directors for breach of fiduciary duty to the maximum extent permitted by the Delaware corporation law. The charter provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. These provisions do not, however, eliminate or limit the liability of any of the directors for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim arising prior to such amendment or repeal. If the Delaware corporation law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the directors will be further limited to the greatest extent permitted by the Delaware corporation law.

    The charter also provides that we must indemnify directors and officers in certain circumstances. We believe these provisions are important in attracting and retaining qualified individuals to serve as directors and executive officers.

    We maintain director and officer insurance providing for indemnification of our directors and officers for certain liabilities, including certain liabilities under the Securities Act. We also maintain a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

    There is no pending litigation or proceeding involving any director or executive officer to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

RELATED-PARTY TRANSACTIONS
    The following discussion relates to types of transactions involving our company and any of our executive officers, directors, director nominees or five percent stockholders, each of whom we refer to as a "related party." For purposes of this discussion, a "related-party transaction" is a transaction, arrangement or relationship:

•	in which we participate;

•	that involves an amount in excess of $120,000; and

•	in which a related party has a direct or indirect material interest.

From July 1, 2015 through the date of this Proxy Statement, there have been no related-party transactions, except for the executive officer and director compensation arrangements described in the sections "Management—Director Compensation" and "—Executive Compensation."

    The board of directors has adopted written policies and procedures for the review of any related-party transaction. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
    A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person's interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

    The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.
     In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.
    The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.
    Since July 1, 2015 through the date of this Proxy Statement, there have been no related-party transactions that were specifically contemplated by our charter or by-laws and excepted from the definition of related-party transactions according to the preceding exception.

STOCK OWNERSHIP
Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders
    The following tables set forth certain information, as of October 20, 2016, with respect to the beneficial ownership of our common stock by:

•	each person or group that we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our executive officers and directors; and

•	our executive officers and directors as a group.
    As of October 20, 2016, a total of 77,231,153 shares of common stock were outstanding. In the following table, (a) shares under "Right to Acquire" include shares subject to options that were vested as of October 20, 2016 or will vest by December 19, 2016 (60 days after October 20, 2016) and RSUs that will vest by December 19, 2016, and (b) unless otherwise noted, each person identified possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. The information in this table is based upon information supplied by executive officers and directors and Schedules 13G filed with the SEC. The address of all of our executive officers and directors is in care of Aspen Technology, Inc. at 20 Crosby Drive, Bedford, Massachusetts 01730.

	Common Stock
Name of Stockholder	Outstanding	Right to	Total	Percent of
	Shares	Acquire	Number	Voting Power
5% Stockholders
Waddell & Reed Financial, Inc.	10,217,490			13.2%
6300 Lamar Avenue
Overland Park, KS 66202
The Vanguard Group, Inc	7,585,718			9.8%
100 Vanguard Blvd.
Malvern, PA 19355
Artisan Partners Limited Partnership	5,674,805			7.3%
875 East Wisconsin Avenue
Suite 800
Milwaukee, WI 53202
BlackRock, Inc	5,223,192			6.8%
55 East 52nd Street,
New York, New York 10055
AllianceBernstein L.P.	4,444,289			5.8%
1345 Avenue of the Americas,
New York, New York 10105

Named Executive Officers and Directors
Antonio J Pietri	66,036	134,289	200,325	*
Karl Johnsen	5,512	9,569	15,081	*
William T. Griffin	2,592	8,433	11,025	*
Frederic G. Hammond	19,306	9,559	28,865	*
Joan C. McArdle	28,250	26,446	54,696	*
Donald P. Casey	6,182	23,146	29,328	*
Gary E. Haroian	12,041	26,446	38,487	*
Simon J. Orebi Gann	16,758	47,146	63,904	*
Robert M. Whelan, Jr.	12,717	37,146	49,863	*
R. Halsey Wise	—	—	—
Directors and Executive Officers, as a group (10 persons)	169,394	322,180	491,574	0.6%

Shares reflected as beneficially owned by Waddell & Reed Financial, Inc. consist of 5,306,412 shares of common stock held by Ivy Investment Management Company, or IICO, an investment advisory subsidiary of Waddell & Reed Financial, Inc., and 4,911,078 shares of common stock held by Waddell & Reed Investment Management Company, or WRIMCO.

As reported in a Schedule 13G/A filed with the SEC on February 12, 2016, each of Waddell & Reed Financial, Inc., IICO, WRIMCO, Waddell & Reed, Inc., or Waddell & Reed Financial Services, Inc. may be deemed to share voting and dispositive power over the 10,217,490 shares reflected in the table as beneficially owned by Waddell & Reed Financial, Inc. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power.

    As reported in a Schedule 13G/A filed with the SEC on February 10, 2016, shares reflected as beneficially owned by The Vanguard Group include 181,448 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. or Vanguard, as a result of its serving as investment manager of collective trust accounts, and 9,700 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, as a result of serving as investment manager of Australian investment offerings.

As reported in a Schedule 13G filed with the SEC on February 2, 2016, Artisan Partners Limited Partnership, or APLP, is an investment adviser registered under the Investment Advisers Act of 1940, and the shares reported had been acquired on behalf of discretionary clients of APLP, none of whom were known by APLP to have an economic interest in more than 5% of the class of shares.

As reported in a Schedule 13G/A filed with the SEC on January 20, 2016, BlackRock, Inc. is a parent holding company.

As reported in a Schedule 13G filed with the SEC on February 16, 2016, AllianceBernstein L.P. is an investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E), and the reported shares were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts.

Section 16(a) Beneficial Ownership Reporting Compliance
    Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, during fiscal 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

AUDITORS
Audit Fees

The following table summarizes the fees of KPMG LLP, our independent auditor for each of the last two fiscal years:

	Year Ended June 30,
Fee Category	2016	2015
	(In thousands)
Audit	$1,506	$1,569
Audit-Related	483	—
Tax fees	—	—
All other fees	—	—
	$1,989	$1,569

"Audit” fees consist of fees and expenses for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
    "Audit-Related” fees consist of fees for assurance and related services that were reasonably related to the performance of the audit and review of our financial statements and that are not reported as audit fees.
    "Tax fees" consist of fees for tax compliance, tax advice and tax planning services.

     "All other fees" consist of all fees for products and services fees other than audit, audit-related and tax services.

The audit committee of the board of directors has selected KPMG LLP as our independent registered public accounting firm for fiscal 2017. KPMG LLP has audited our financial statements since their appointment on March 12, 2008 to audit our consolidated financial statements for our fiscal year 2008. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policies and Procedures
    The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, except that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

HOUSEHOLDING OF PROXY MATERIALS
    To reduce costs and the environmental impact of the annual meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Secretary at 1-781-221-6400 or at our headquarters at 20 Crosby Drive, Bedford, Massachusetts 01730. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

OTHER MATTERS
    The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Frederic G. Hammond
Secretary

October 26, 2016

    A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2016, AS FILED WITH THE SEC, IS INCLUDED IN OUR 2016 ANNUAL REPORT TO STOCKHOLDERS, WHICH MAY BE ACCESSED OVER THE INTERNET AS SET FORTH IN THE "NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS" SENT TO OUR STOCKHOLDERS OF RECORD AS OF OCTOBER 20, 2016. YOU MAY VIEW AND ALSO DOWNLOAD OUR 2016 ANNUAL REPORT TO STOCKHOLDERS ON OUR WEBSITE AT http://ir.aspentech.com, AS WELL AS AT www.proxyvote.com. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2016 TO OUR SECRETARY AT ASPEN TECHNOLOGY, INC. AT 20 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

Appendix A

ASPEN TECHNOLOGY, INC.
2016 OMNIBUS INCENTIVE PLAN

Aspen Technology, Inc., a Delaware corporation, sets forth herein the terms of its 2016 Omnibus Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Subsidiaries’ ability to attract and retain employees, Consultants and Non-Employee Directors, and to motivate such employees, Consultants and Non-Employee Directors to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. The Plan is in addition to the Company’s 2010 Equity Incentive Plan, which shall remain in effect in accordance with its terms.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.    “Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee.

2.2.    “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or cash award under the Plan, or any Substitute Award.

2.3.    “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or a Subsidiary to a Grantee that evidences and sets out the terms and conditions of an Award.

2.4.    “Board” means the Board of Directors of the Company.

2.5.    “Change in Control” shall have the meaning set forth in Section 15.3.2.

2.6.    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.7.    “Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to constitute “performance-based compensation” under Section 162(m), to the extent required by Section 162(m), Committee means all of the members of the Committee who are “outside directors” within the meaning of Section 162(m). For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.8.    “Company” means Aspen Technology, Inc., a Delaware corporation, or any successor corporation.

2.9.    “Common Stock” or “Stock” means a share of common stock of the Company.

2.10.    “Consultant” means any person, except an employee or Non-Employee Director, engaged by the Company or any Subsidiary, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement and who qualifies as a consultant or advisor under Form S-8.

2.11.    “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.12.    “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m) as qualified by Section 12.4 herein.

2.13.    “Effective Date” means ______________, 2016, the date the Plan was approved by the Company’s shareholders.

2.14.    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15.    “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.16.    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.17.     “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.18.    “Grantee” means a person who receives or holds an Award under the Plan.

2.19.    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.20.    “Non-Employee Director” means a member of the Board who is not an employee.

2.21.    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22.    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23.    “Option Price” means the exercise price for each share of Stock subject to an Option.

2.24.    “Other Stock-based Award” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2.25.    “Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock

2.26.    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee, and includes an Annual Incentive Award.

2.27.    “Plan” means this Aspen Technology, Inc. 2016 Omnibus Incentive Plan, as amended from time to time.

2.28.    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.29.    “Restricted Period” shall have the meaning set forth in Section 10.1.

2.30.    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.31.    “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.32.    “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.33.    “Section 162(m)” means Section 162(m) of the Code.

2.34.    “Section 409A” means Section 409A of the Code.

2.35.    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.36.    “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.37.    “Service” means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or a Subsidiary.

2.38.    “Service Provider” means an employee, Non-Employee Director or Consultant.

2.39.    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.40.    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.41.    “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.

2.42.    “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.43.    “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.    General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its powers and responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the articles of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i)     designate Grantees;

(ii)     determine the type or types of Awards to be made to a Grantee;

(iii)     determine the number of shares of Stock to be subject to an Award;

(iv)     establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)    prescribe the form of each Award Agreement; and

(vi)     amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2.    No Repricing.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3.     Clawbacks.

Awards shall be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder.

3.4.    Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5.    No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6.    Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1.    Authorized Number of Shares

Subject to adjustment under Section 15, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 6,000,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2.    Share Counting

4.2.1.    General

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2. Share-based Performance Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined.

4.2.2.    Cash-Settled Awards

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3.    Expired or Terminated Awards

If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4.    Payment of Option Price or Tax Withholding in Shares

If shares of Common Stock issuable upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Grantee (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered shares of Common Stock shall again be available for the grant of Awards under the Plan. For a share-settled SAR, only the net shares actually issued upon exercise of the SAR shall be counted against the limit in Section 4.1.

4.2.5.    Substitute Awards

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

4.3.    Award Limits

4.3.1.	Incentive Stock Options.

Subject to adjustment under Section 15, 6,000,000 shares of Common Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.3.2.	Individual Award Limits for Section 162(m) - Share-Based Awards.

Subject to adjustment under Section 15, the maximum number of each type of Award (other than cash-based Performance Awards) granted to any Grantee in any calendar year shall not exceed the following number of shares of Common Stock: (i) Options and SARs: 3,500,000 shares; and (ii) all share-based Performance Awards intended to constitute “performance-based compensation” under Section 162(m) (including Restricted Stock, Restricted Stock Units and Other Stock-based Awards that are Performance Awards): 3,500,000 shares.

4.3.3.	Individual Award Limits for Section 162(m) - Cash-Based Awards.

The maximum amount of cash-based Performance Awards intended to constitute “performance-based compensation” under Section 162(m) granted to any Grantee in any calendar year shall not exceed the following: (i) Annual Incentive Award: $3,000,000; and (ii) all other cash-based Performance Awards: $3,000,000.

4.3.4.	Limits on Awards to Non-Employee Directors.

No share-based Awards may be granted under the Plan during any one year to a Grantee who is a Non-Employee Director that exceed, together with any cash compensation received for such service, $750,000 (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Grant Date in the case of Restricted Stock, Restricted Stock Units or Other Stock-based Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs).

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Term.

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s shareholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.    Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s shareholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider as the Board shall determine and designate from time to time in its discretion.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.    Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Grantee to receive payment from the Company or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or any Subsidiary. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Shareholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.    Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3.    Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of a period not to exceed ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.    Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the shareholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5.    Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.    Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.    Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2.    Other Terms.

The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.    Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4.    Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)	the number of shares of Stock with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1	Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2    Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.

10.3    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.12, holders of Restricted Stock shall have rights as shareholders of the Company, including voting and dividend rights.

10.4    Rights of Holders of Restricted Stock Units.

10.4.1.	Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.	Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.12, holders of Restricted Stock Units shall not have rights as shareholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3.	Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.    Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.6.    Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.    Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3.    Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.    Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

12.2.    Performance Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as having the potential to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2. Notwithstanding anything herein to the contrary, the Committee in its discretion may provide for Performance Awards to Covered Employees that are not intended to qualify as “performance-based compensation” for purposes of Section 162(m).

12.2.1.	Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices or based on year-over-year growth). To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that goals under this Section 12 are established, the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

12.2.2.	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (i) cash flow; (ii) earnings per share; (iii) earnings or income measures (including EBITDA)); (iv) return measures (including return on assets, capital, invested capital, equity, sales, or revenue); (v) total shareholder return; (vi) share price performance; (vii) revenue; (viii) profit margin; (ix) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (x) productivity; (xi) expense targets; (xii) market share; (xiii) cost control measures; (xiv) balance sheet metrics; (xv) strategic initiatives; (xvi) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction or workforce diversity; (xvi) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xvii) debt levels or reduction or debt ratios; (xviii) operating efficiency; (xix) working capital targets; (xx) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; (xxi) billings; (xxii) regulatory compliance; (xxiii) improvement of financial ratings; (xxiv) annual spend or license annual spend; (xxv) total contract value or total license contract value; or (xxvi) any combination of the foregoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, or operating income).

12.2.3.	Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

12.2.4.	Settlement of Performance Awards; Other Terms.

Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

12.3.    Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) to the extent required by Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

12.4.    Status of Section 12.2 Awards under Section 162(m).

It is the intent of the Company that Performance Awards under Section 12.2 hereof granted to persons who are designated by the Committee as having the potential to be Covered Employees within the meaning of Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and regulations thereunder. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as having the potential to be a Covered Employee with respect to that fiscal year or any subsequent fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.	OTHER STOCK-BASED AWARDS

13.1.    Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2.    Terms of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.    EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2.    Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 15.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s shareholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3.    Change in Control

15.3.1.	Consequences of a Change in Control

For any Awards outstanding as of the date of a Change in Control, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control, unless otherwise provided by the Award Agreement:

(i)
To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.

(ii)
To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within one year after the date of the Change in Control, the Service Provider has a Separation from Service by the Company other than for “cause” (which may include a Separation from Service by the Service Provider for “good reason” if provided in the applicable Award Agreement), as such terms are defined in the Award Agreement, then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Separation from Service.

15.3.2.	Change in Control Defined

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(i)
the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any acquisition by any corporation pursuant to a Business Combination (as defined in subsection (iii) of this Section 15.3.2) that complies with clauses (x) and (y) of subsection (iii) of this Section 15.3.2; or

(ii)
such time as the Continuing Directors do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election, provided that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)
the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include a corporation that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination, excluding for all purposes of this clause (x) any shares of common stock or other securities of the Acquiring Corporation attributable to any such individual's or entity's ownership of securities other than Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to the Business Combination); and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)	the liquidation or dissolution of the Company.

15.4.    Adjustments

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.    NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1.	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.    Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3.    Withholding Taxes.

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. The Company or the Subsidiary, as the case may be, may in its sole discretion, require or permit the Grantee to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold the up to the maximum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.    Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5.    Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

17.6.    Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.    Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8.    Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

17.9.    Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

17.10.    Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11.    Transferability of Awards.

17.11.1.	Transfers in General.

Except as provided in Section 17.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.11.2.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.11.2 or by will or the laws of descent and distribution.

17.12.    Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award which is subject to the achievement of performance criteria be payable before the Award has become earned and payable.

The Plan was adopted by the Board of Directors on October 19, 2016.

*ASPEN TECHNOLOGY, INC.*
*20 CROSBY DRIVE*
*BEDFORD, MA 01730*

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**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| **1.** Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________

**Nominees**

01 Robert M. Whelan, Jr.    02 Donald P. Casey

**The Board of Directors recommends you vote FOR proposals 2 and 3:**

| | For | Against | Abstain |
|---|---|---|---|
| **2.** 2016 Omnibus Incentive Plan | ☐ | ☐ | ☐ |
| **3.** Advisory vote on executive compensation | | | |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

0000257788_1    R1.0.0.51160

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

ASPEN TECHNOLOGY, INC.

Proxy Solicited on behalf of the Board of Directors for
Annual Meeting of Stockholders to be held December 8, 2016

The undersigned hereby authorizes and appoints Antonio J. Pietri, Karl E. Johnsen and Frederic G. Hammond, and each of them, as proxies with full power of substitution, to vote all shares of common stock, par value $0.10 per share, of Aspen Technology, Inc. (the "Company"), held of record by the undersigned as of the close of business on October 20, 2016, at the Annual Meeting of Stockholders to be held on Thursday, December 8, 2016, at 9 a.m. Eastern time at the offices of K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts, and at any adjournments thereof, on all matters that may properly come before said meeting.

**Continued and to be signed on reverse side**

0000257788_2 R1.0.0.51160